UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
CASTLIGHT HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
April [24], 2020
To Our Stockholders,
You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Castlight Health, Inc. We currently intend to hold the meeting in person at Castlight’s offices at 150 Spear Street, Suite 400, San Francisco, California 94105, on Wednesday, June 3, 2020 at 9:00 a.m. (Pacific Time). We plan to announce any updates as to the location of our annual meeting on our proxy website http://www.astproxyportal.com/ast/18865, and we encourage you to check this website prior to the meeting if you plan to attend.
Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. On or about April [24], 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2020 Annual Meeting of Stockholders and our fiscal 2019 Annual Report on Form 10-K. The Notice also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.
Please use this opportunity to take part in our company’s affairs by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please vote on the Internet or by telephone or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.
We hope to see you at the meeting.
Sincerely,
Maeve O'Meara
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2020: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT http://www.astproxyportal.com/ast/18865

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

CASTLIGHT HEALTH, INC.
150 Spear Street, Suite 400
San Francisco, California 94105
________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Castlight Health, Inc. (“Castlight”) will be held on Wednesday, June 3, 2020, at 9:00 a.m. (Pacific Time) at Castlight’s offices at 150 Spear Street, Suite 400, San Francisco, California 94105. We are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above and herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website, http://www.astproxyportal.com/ast/18865, and we encourage you to check this website prior to the meeting if you plan to attend.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1. To elect three Class III directors of Castlight, each to serve until the 2023 annual meeting of stockholders and until his or her successor has been elected and qualified or until such director's earlier resignation or removal.
2. To ratify the appointment of Ernst & Young LLP as Castlight’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
3. To approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in this proxy statement.

4. To select, on a non-binding advisory basis, whether future advisory votes on the compensation paid by us to our named executive officers should be held every one, two or three years.

5. To approve an amendment to Castlight’s Restated Certificate of Incorporation to effect a reverse stock split of Castlight’s Class A Common Stock and Class B Common Stock at a ratio not less than 1-for-5 and not greater than 1-for-15, and a proportionate reduction in the number of authorized shares of Castlight’s Class A Common Stock and Class B Common Stock, with the exact ratio to be set within that range at the discretion of the Board at any time prior to Castlight’s 2021 annual meeting of stockholders, without the further approval or authorization of Castlight’s stockholders.

6. To transact such other business as may properly come before the Annual Meeting of Stockholders and any postponement or adjournment of the Annual Meeting of Stockholders.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 13, 2020 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available during ordinary business hours at our San Francisco offices for examination by any stockholder for any purpose relating to the meeting.

Your vote as a Castlight Health, Inc. stockholder is very important. With respect to all matters that will come before the meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 13, 2020, the record date. Holders of our Class A common stock and of our Class B common stock will vote together as a single class. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, American Stock Transfer & Trust Company, LLC, through their website at http://www.astfinancial.com, by mail at 6201 15th Avenue, Brooklyn, NY 11219 or by phone at (800) 937-5449.

By Order of our Board of Directors,

Alex Shvartsman
General Counsel and Corporate Secretary
San Francisco, California
April [24], 2020

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the Internet or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” beginning on page 1 of the proxy statement and the instructions on the enclosed Notice of Internet Availability of Proxy Materials.

CASTLIGHT HEALTH, INC.

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

i

ii

CASTLIGHT HEALTH, INC.
150 Spear Street, Suite 400
San Francisco, California 94105
________________
PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
________________
April [24], 2020
GENERAL PROXY INFORMATION

Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors of Castlight Health, Inc. (“we”, “us” or “Castlight”) for use at our 2020 Annual Meeting of Stockholders (the “meeting”) to be held at Castlight’s offices at 150 Spear Street, Suite 400, San Francisco, California 94105, on Wednesday, June 3, 2020, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. If you held shares of our common stock on April 13, 2020, (the “record date”), you are invited to attend the meeting and vote on the proposals described in this proxy statement. We currently intend to hold the annual meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above and herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website, http://www.astproxyportal.com/ast/18865, and we encourage you to check this website prior to the meeting if you plan to attend.

Internet Availability of Proxy Materials
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April [24], 2020, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

General Information About the Meeting
Purpose of the Meeting
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will respond to questions from stockholders.
Record Date; Quorum

Only holders of record of common stock at the close of business on April 13, 2020, the record date, will be entitled to vote at the meeting. At the close of business on April 13, 2020, we had 35,032,053 shares of Class A common stock and 114,490,197 shares of Class B common stock outstanding and entitled to vote. The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This majority presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote
With respect to all matters that will come before the meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 13, 2020, the record date. Holders of our Class A common stock and of our Class B common stock will vote together as a single class. You may vote all shares owned by you as of April 13, 2020, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. We do not have cumulative voting rights for the election of directors.
Stockholder of Record: Shares Registered in Your Name. If on April 13, 2020 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone, through the Internet, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card.
In light of the evolving COVID-19 situation, we strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 13, 2020 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.
In Proposal No. 1, each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all of the nominees or “WITHHOLD” your vote with respect to any of the nominees. Approval of Proposal No. 2 will be obtained if the number of votes cast “FOR” such proposal at the meeting exceeds the number of votes “AGAINST” such proposal. Approval, on a non-binding advisory basis, of Proposal No. 3, the compensation of our named executive officers, will be obtained if the number of votes cast “FOR” the proposal at the meeting exceeds the number of votes “AGAINST” the proposal. The non-binding advisory vote on Proposal No. 4, the frequency of future non-binding advisory votes on the compensation of our named executive officers, will provide stockholders with the opportunity to choose among four options with respect to this proposal. You may vote for holding the non-binding advisory vote to approve the compensation of our named executive officers every “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or vote for “ABSTAIN.” The frequency receiving the greatest number of votes cast by stockholders will be deemed to be the preferred frequency option of our stockholders. Approval of Proposal No. 5 will be obtained if holders of a majority of the outstanding shares of Class A common stock and Class B common stock of the company entitled to vote on the proposal, voting together as a single class, vote "FOR" the proposal. Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, but have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting
The Board of Directors recommends that you vote FOR all of the Class III directors named in this proxy statement (Proposal No. 1), FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 2), FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement (Proposal No. 3), to hold future non-binding advisory votes on the compensation of our named executive officers every ONE YEAR (Proposal No. 4), and FOR the approval of the reverse stock split (Proposal No. 5).

Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•vote in person - we will provide a ballot to stockholders who attend the meeting and wish to vote in person;
•vote via telephone or via the Internet - in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or
•vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Eastern Time, on Tuesday, June 2, 2020. Submitting your proxy (whether by telephone, through the Internet or by mail if you request or received a paper proxy card) will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote by telephone or through the Internet. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies
The expenses of soliciting proxies will be paid by us. Following the original mailing of the soliciting materials, we and our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Castlight, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the meeting by:
•delivering to our Corporate Secretary (by any means) a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date; or
•attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Electronic Access to the Proxy Materials
The Notice of Internet Availability will provide you with instructions regarding how to:
•view our proxy materials for the meeting through the Internet; and
•instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of Castlight. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.castlighthealth.com/investor-relations/corporate-governance/governance-documents/, by clicking on “Corporate Governance Guidelines,” under “Governance Documents.” The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our Board of Directors as warranted.

Board of Directors Leadership Structure
Our Corporate Governance Guidelines provide that, and our Board of Directors believes that it is in the best interests of Castlight for, the roles of Chairperson and Chief Executive Officer to be separated. Maintaining separate roles of Chairperson and Chief Executive Officer provides us with optimally effective leadership. Our Chairperson’s duties include, among other things, the nonexclusive authority to preside over meetings of the stockholders and the Board of Directors (including non-executive directors of our Board of Directors) and to hold such other powers and carry out such other duties as are also granted to the Chairperson of our Board of Directors. Our Corporate Governance Guidelines also provide that the independent directors may, if deemed advisable, select a “Lead Independent Director.”
Role of the Board of Directors in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken. The Audit Committee also monitors security management, including our cybersecurity efforts, and compliance with legal and regulatory requirements. Our Compensation and Talent Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking and reviews the steps management has taken to monitor or mitigate compensation-related risk exposures.

Independence of Directors
Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or NYSE. These provide that a director is independent only if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, our Board of Directors annually reviews the independence of Castlight’s directors, taking into account all relevant facts and circumstances. In its most recent review, our Board of Directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Based upon this review, our Board of Directors has determined that the following director nominees and members of our Board of Directors are currently independent as determined under the rules of the NYSE:

Michael Eberhard	Bryan Roberts
David Ebersman	David B. Singer
Ed Park	Judith K. Verhave
Kenny Van Zant

Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation and Talent Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Also, from time to time the Board may identify special committee to manage certain discreet subject areas as needed. Copies of the charters for each standing committee are available, without charge, upon request in writing to Castlight Health, Inc., 150 Spear Street, Suite 400, San Francisco, California 94105, Attn: General Counsel or by clicking on “Corporate Governance” in the investor relations section of our website, http://ir.castlighthealth.com/investor-relations/investors-overview/. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, is comprised of Mr. Eberhard, Mr. Park and Mr. Singer. Mr. Park is the chairman of the Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Singer is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on him any duties, obligations or liabilities that are greater than are generally imposed on other members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:
•selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to submit, anonymously, concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•reviewing material related party transactions or those that require disclosure;

•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and
•monitoring security management and compliance with other legal and regulatory requirements.

Compensation and Talent Committee
Our Compensation and Talent Committee is comprised of Mr. Ebersman, Ms. Verhave, and Mr. Van Zant. Mr. Ebersman is the chairman of our Compensation and Talent Committee. The composition of our Compensation and Talent Committee meets the requirements of independence under the NYSE rules and regulations. Each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation and Talent Committee retains, and does not delegate, any of its responsibility to determine executive compensation.
Our Compensation and Talent Committee is responsible for, among other things:
•reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;
•reviewing and approving, or recommending that our Board of Directors approve, the compensation of our directors;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans; and
•reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Dr. Roberts, Mr. Singer, and Ms. Verhave. Dr. Roberts is the chairman of our Nominating and Corporate Governance Committee. The composition of the Nominating and Corporate Governance Committee meets the requirements of independence under the NYSE rules and regulations. The committee is responsible for, among other things:
•identifying and recommending candidates for membership on our Board of Directors;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•overseeing the process of evaluating the performance of our Board of Directors; and
•assisting our Board of Directors on corporate governance matters.

The charters of our Audit, Compensation and Talent, and Nominating and Corporate Governance Committees are posted on our website at http://ir.castlighthealth.com/investor-relations/corporate-governance/governance-documents/.

Compensation and Talent Committee Interlocks and Insider Participation
The members of our Compensation and Talent Committee during 2019 were Mr. Ebersman, Mr. Van Zant, and Ms. Verhave. None of the members of our Compensation and Talent Committee in 2019 was at any time during 2019 or at any other time an officer or employee of Castlight or any of our subsidiaries, and except as disclosed below, none had or have any relationships with Castlight that are required to be disclosed under Item 404 of Regulation S-K.
None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation and Talent Committee during 2019.

Board and Committee Meetings and Attendance
During 2019, (1) our Board of Directors held 10 meetings and acted by unanimous written consent 2 times, (2) the Audit Committee held 6 meetings and acted by unanimous written consent 1 time, (3) the Compensation and Talent Committee held 14 meetings and acted by unanimous written consent 3 times, and (4) the Nominating and Corporate Governance Committee held 2 meetings and acted by unanimous written consent 1 time. During 2019, each member of our Board of Directors participated in at least 75% of the aggregate of all meetings of our Board of Directors and the aggregate of all meetings of committees on which such member served, that were held during the period in which such director served during 2019.

Director Attendance at Annual Stockholders’ Meeting
It is our policy that directors are invited and encouraged to attend the annual meeting of stockholders in person, however, we do not have a formal policy regarding attendance of annual meetings by the members of our Board of Directors. One of our nine directors at the time attended our 2019 Annual Meeting of Stockholders.

Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our Chairperson, Dr. Roberts, is the presiding director at these meetings.

Code of Business Conduct
We have adopted codes of business conduct that applies to all of our directors, officers and employees. Our Code of Business Conduct is posted on the investor relations section of our website located at http://ir.castlighthealth.com/investor-relations/investors-overview/, by clicking on “Corporate Governance.” Any amendments or waivers of our Code of Business Conduct pertaining to a member of our Board of Directors or one of our executive officers will be disclosed on our website at the above-referenced address.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to our Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee's charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The Nominating and Corporate Governance Committee considers stockholder recommendations for director candidates. The Nominating and Corporate Governance Committee has established the following procedure for stockholders to submit director nominee recommendations:
•Our bylaws establish procedures pursuant to which a stockholder may nominate a person for election to our Board of Directors;
•If a stockholder would like to recommend a director candidate for the next annual meeting, he or she must submit the recommendations by mail to our Corporate Secretary at our principal executive offices, not less than 75 or more than 105 days prior to the first anniversary of the previous year's annual meeting;
•Recommendations for a director candidate must be accompanied by all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected;
•The Nominating and Corporate Governance Committee considers nominees based on our need to fill vacancies or to expand our Board of Directors, and also considers our need to fill particular roles on our Board of Directors or committees thereof (e.g. independent director, Audit Committee financial expert, etc.); and
•The Nominating and Corporate Governance Committee evaluates candidates in accordance with its charter and policies regarding director qualifications, qualities and skills discussed above.

Please see the “Additional Information” section at the end of this proxy statement for details concerning the stockholder proposal process for the 2021 Annual Meeting of Stockholders.

Director Qualifications
The goal of the Nominating and Corporate Governance Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. The Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, the Nominating and Corporate Governance committee seeks nominees on the basis of, among other things, independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about Castlight's business or industry and willingness and ability to devote adequate time and effort to Board of Directors' responsibilities in the context of the existing composition, other areas that are expected to contribute to the Board of Directors’ overall effectiveness and needs of the Board of Directors and its committees. Although the Nominating and Corporate Governance Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. In addition, while the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Nominating and Corporate Governance Committee values members who represent diverse viewpoints. The Nominating and Corporate Governance Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. When appropriate, the Nominating and Corporate Governance Committee may retain executive recruitment firms to assist it in identifying suitable candidates. After its evaluation of potential nominees, the Nominating and Corporate Governance Committee submits its chosen nominees to our Board of Directors for approval. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine directors and is divided into three classes with each class serving for three years, and with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at this meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2021 and 2022, respectively. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class III nominees named below be elected as a Class III director for a three-year term expiring at the 2023 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.
Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.

Information Regarding Nominees and Continuing Directors
Nominees to our Board of Directors
The nominees, their ages and their length of service on our Board of Directors as of April 15, 2020 are provided in the table below. Additional occupational and biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Name of Director/Nominee	Age	Director Since
Michael Eberhard(1)	54	June 2016
David Ebersman(2)	50	July 2011
Maeve O'Meara	38	July 2019
(1)Member of the Audit Committee
(2)Member of the Compensation and Talent Committee
(3)Member of the Nominating and Corporate Governance Committee

Michael Eberhard has served as a director of Castlight since June 2016 and is the President of SAP's Intelligent Spend Group, the world's leading provider of integrated spend management solutions and services (SAP Ariba, SAP Concur, and SAP Fieldglass). He joined Concur in 2003 and became President in November 2016. At Concur, he has held roles including Executive Vice President, Worldwide Sales & Business Development; Executive Vice President and General Manager, Global Accounts; and Executive Vice President and General Manager, Asia Pacific. Prior to joining Concur, Mr. Eberhard was Vice President, Worldwide Sales at Xign; Vice President and General Manager for Ariba; and Vice President and General Manager, Education & Government at PeopleSoft. Mr. Eberhard brings to our Board of Directors deep experience in business, sales, operations and strategic planning.

David Ebersman has served as a director of Castlight since July 2011. Mr. Ebersman is currently CEO of Lyra Health, Inc., a company providing technology-enabled behavioral health care services. Previously, Mr. Ebersman served as the Chief Financial Officer of Facebook, Inc., from 2009 through 2014. Prior to joining Facebook, Mr. Ebersman served in various positions at Genentech, Inc., a biotechnology company, including as its Executive Vice President and Chief Financial Officer, Senior Vice President, Product Operations, and Vice President, Product Development. Prior to joining Genentech, Mr. Ebersman was a research analyst at Oppenheimer & Company, Inc., an investment company. Mr. Ebersman has been a member of the board of directors of SurveyMonkey, Inc. since June 2015. Mr. Ebersman holds an A.B. in International Relations and Economics from Brown University and was selected for a Henry Crown Fellowship in 2000. Mr. Ebersman brings to our Board of Directors over twenty years of business, operations, strategic planning and financial experience with leading companies, such as Genentech and Facebook.

Maeve O’Meara has served as Chief Executive Officer since July 2019. Prior to that she served as Executive Vice President, Product and Customer Experience since June 2018. Ms. O’Meara joined Castlight in 2010, and previously served as Castlight’s Chief Product Officer and Senior Vice President of Products. Prior to joining Castlight, Ms. O’Meara was a venture capital investor at Highland Capital Partners, a venture capital firm, where she focused on investments in healthcare IT and services and the consumer internet markets. Ms. O’Meara holds an M.B.A. from Stanford Graduate School of Business and a B.A. in Economics from the University of Virginia.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF
EACH OF THE THREE NOMINATED DIRECTORS.
Continuing Directors
The directors who are serving for terms that end following the meeting, and their ages and their length of service on our Board of Directors as of April 15, 2020, are provided in the table below. Additional occupational and biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Name of Director	Age	Director Since
Class I Directors - Terms Expiring 2021:
Seth Cohen	40	January 2018
Bryan Roberts, Ph.D.(3)	53	April 2008
Kenny Van Zant(2)	50	August 2016

Class II Directors - Terms Expiring 2022:
Ed Park(1)	45	April 2014
David B. Singer(1)(3)	57	June 2010
Judith K. Verhave(2)(3)	64	June 2018
(1)Member of the Audit Committee
(2)Member of the Compensation and Talent Committee
(3)Member of the Nominating and Corporate Governance Committee

Seth Cohen has served on our Board of Directors since January 2018. Mr. Cohen is the co-founder and CEO of Ooda Health, a healthcare payments company, which he co-founded in 2018. Previously, Mr. Cohen served as Castlight's vice president, sales and alliances from 2010 to 2017. Prior to joining Castlight, Mr. Cohen served as a consultant for McKinsey & Company, a consulting firm, as a member of their healthcare payer and provider practice from 2008 to 2010. Mr. Cohen holds an MBA from the Harvard Business School, an MPH from the Harvard Kennedy School, and a BA in International Relations from Stanford University. Mr. Cohen's history with the company, experience in the digital healthcare market and insights into customer needs qualify him to make valuable contributions to the Board of Directors.

Ed Park has served as a director of Castlight since April 2014 and is the CEO and co-founder of Devoted Health, a position he has held since March 2017. Prior to his role with Devoted Health, he served as Executive Vice President and COO of athenahealth, Inc., from July 2010 to March 2017, as Chief Technology Officer from March 2007 to June 2010 and as Chief Software Architect from 1998 to March 2007. Mr. Park obtained a Bachelor of Arts magna cum laude from Harvard College in Computer Science. Mr. Park brings to our Board of Directors his years of experience overseeing technology and operations at a cloud-based services and mobile applications company in the health care industry which make him well suited for service on our Board of Directors.

Bryan Roberts, Ph.D. co-founded Castlight in 2008, served as a director from 2008 to 2010 and has served as the Chairman of Castlight's Board of Directors since 2010. Dr. Roberts joined Venrock, a venture capital firm, in 1997, where he currently serves as a Partner. Dr. Roberts currently serves as the Chairman of the board of directors of 10X Genomics as well as a director on the boards of several private companies. Dr. Roberts previously served on the board of directors of athenahealth, Inc. from 1999 to 2009, XenoPort, Inc. from 2000 to 2007 and Sirna Therapeutics, Inc. from 2003 to 2007, Vitae Pharmaceuticals from 2001 to 2016, Zeltiq Aesthetics, Inc. from 2008 to 2016, Ironwood Pharmaceuticals, Inc. from 2001 to 2016 and Hua Medicine from 2010 to 2018. From 1989 to 1992, Dr. Roberts worked in the corporate finance department of Kidder, Peabody & Co., a brokerage company. Dr. Roberts received a B.A. in Chemistry from Dartmouth College and a Ph.D. in Chemistry and Chemical Biology from Harvard University. Dr. Roberts' experiences with facilitating the growth of health care, health care IT and biotechnology companies, together with his historical perspective of Castlight, make him uniquely qualified to serve on our Board of Directors.

David B. Singer has served on our Board of Directors since June 2010. Mr. Singer has held various positions at Maverick Capital Ltd. or its affiliates, an investment firm, since December 2004, including Managing Partner of Maverick Ventures since February 2015. Previously, Mr. Singer served as the founding President and Chief Executive Officer of three health care companies. He has also served on the board of directors of Pacific Biosciences of California, Inc. from December 2006 to May 2013, Affymetrix, Inc. from 1993 to 2008, Corcept Therapeutics Incorporated from 1998 to 2008 and Oscient Pharmaceuticals Corporation from 2004 to 2006. Mr. Singer has also served as the senior financial officer of two publicly traded companies. Mr. Singer serves on the board of 1Life Healthcare, Inc. and on the boards of several private health care companies. Mr. Singer served as a health commissioner of San Francisco and a member of the San Francisco General Hospital Joint Conference Committee from July 2013 to January 2017. Mr. Singer holds a B.A. in History from Yale University and an M.B.A. from Stanford University. Mr. Singer’s extensive executive experience and his financial and accounting experience with both public and private companies, including those in the health care industry, make him well suited for service on our Board of Directors.

Kenny Van Zant has served on our Board of Directors since August 2016. He previously served as the Head of Business at Asana, the creator of cloud-based SaaS project management tools, where he led all business functions, including sales, marketing, customer support and finance. Prior to his role at Asana, Mr. Van Zant was the Senior Vice President, Chief Product Strategist at SolarWinds, where he led marketing and products. He has also held business and marketing leadership roles at Motive, BroadJump and Cisco Systems. He also serves as a board member for Puppet, Idera and Itential. Mr. Van Zant's deep experience in business, sales, marketing and strategic planning make him well suited for service on our Board of Directors.

Judith K. Verhave has served as a director of Castlight since June 2018. Prior to that, Ms. Verhave served for ten years as Executive Vice President, Global Head of Compensation and Benefits of BNY Mellon, where she was responsible for the design and delivery of compensation, benefits, and well-being for the company's 50,000-person global workforce. From 1989 to 2008, she held a number of human resources leadership positions at Fidelity Investments, including the role of Executive Vice President, Global Head of Compensation and Benefits from 2003 to 2008. From March 2015 to July 2018, Ms. Verhave served as the chairwoman of the National Business Group on Health, a non-profit association of more than 420 large, U.S. employers who provide health coverage for more than 55 million U.S. workers, retirees and their families. She is a member of the board of governors, a member of the Executive Committee and the Chair of the HR Committee of the Handel & Haydn Society. Ms. Verhave holds a B.A. from Carleton College in Northfield, Minnesota. She is an advisory board member for each of Maven, Big Health and Vertus. In addition, Ms. Verhave provides advisory services to Mount Sinai Solutions, LLC and Buck Global, LLC. Ms. Verhave's expertise in benefit design and management at the executive level makes her well suited for service on our board of directors.

There are no familial relationships among our directors and officers.

Director Compensation Policy
The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during 2019, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2019.
2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)		Total ($)
Bryan Roberts	85,000	140,000	—		225,000
Seth Cohen	32,500	140,000	—		172,500
Michael Eberhard	40,500	140,000	3,615		184,115
David Ebersman	42,500	140,000	—		182,500
Ed Park	52,000	140,000	668		192,668
David B. Singer	43,500	140,000	—		183,500
Kenny Van Zant	37,500	140,000	758		178,258
Judith K. Verhave	40,500	140,000	15,056	(3)	195,556

(1) Amounts listed under the "Stock Awards" and "Option Awards" columns represent the aggregate fair value amount computed as of the grant date of each award during 2019 in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The fair value of these awards is based on the closing price of Class B common stock on the grant date. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation from these stock awards to the extent that they satisfy service-based vesting conditions in the terms of the RSUs. For information regarding the number of awards held by each non-employee director as of December 31, 2019, see the table below.
(2) Represents reimbursement for travel expenses.
(3) Includes $10,000 in additional advisory fees.
Each person who served as a non-employee member of our Board of Directors during 2019 held the following aggregate number of shares of our Class A Common Stock and Class B Common Stock subject to outstanding stock options or restricted stock units as of December 31, 2019:

Name	Number of Securities Underlying Stock Options Held	Number of Securities Underlying Restricted Stock Units Held
Bryan Roberts	25,000	22,082
Seth Cohen	13,386	68,156
Michael Eberhard	—	22,082
David Ebersman	285,973	22,082
Ed Park	50,000	22,082
David B. Singer	25,000	22,082
Kenny Van Zant	—	22,082
Judith K. Verhave	—	50,083

Annual Retainer Fees. For 2019, our non-employee directors were compensated as follows:
•$35,000 annual cash retainer;
•$60,000 for the independent chair of our Board of Directors;
•$20,000 for the chair of the Audit Committee and $8,000 for each of its other members;
•$10,000 for the chair of the Compensation and Talent Committee and $5,000 for each of its other members; and
•$7,500 for the chair of the Nominating and Corporate Governance Committee and $3,000 for each of its other members.
•$15,000 for the Lead Independent Director, if any.

Equity Awards. Our non-employee director equity compensation policy provides that each newly-elected or appointed non-employee director will be granted an initial restricted stock unit award to acquire shares of Class B common stock calculated by dividing $210,000 by the closing price of Class B common stock on the date of grant of the restricted stock unit award. Following each annual meeting of our stockholders, each non-employee director will automatically be granted an additional annual restricted stock unit award to acquire shares of Class B common stock calculated by dividing $140,000 by the closing price of the Class B common stock on the date of grant of the restricted stock unit award. Awards granted to non-employee directors under the policy described above will accelerate and vest in full in the event of a change of control. In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards.
Non-employee directors receive no other form of remuneration, perquisites or benefits other than as described above, but are reimbursed for their reasonable travel expenses incurred in attending our Board of Directors and Committee meetings.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year ending December 31, 2020. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that Ernst & Young LLP is not ratified by our stockholders, our Audit Committee will review its future selection of Ernst & Young LLP as our principal independent registered public accounting firm.
Ernst & Young LLP audited our financial statements for our 2019 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for our audit.
In addition to performing the audit of our consolidated financial statements, Ernst & Young LLP provided various other services during 2019 and 2018. Our Audit Committee has determined that Ernst & Young LLP’s provisioning of these services, which are described below, does not impair Ernst & Young LLP’s independence from us. The aggregate fees billed for 2019 and 2018 for each of the following categories of services are as follows (in thousands):

	2019	2018
Audit fees(1)	$2,586	$2,179
Audit related fees(2)	3	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$2,589	$2,179
(1) “Audit fees” include fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as consents and review of documents filed with the SEC.

(2) “Audit related fees” include fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements including subscription for the online library of accounting research literature.

(3) “Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

(4) “All other fees” consist of the aggregate fees billed for products and services provided by Ernst & Young LLP, other than included in “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. These services may include audit services, audit related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 3
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement, will be determined by the vote of a majority of the shares of common stock present or represented at the meeting and voting affirmatively or negatively on the proposal.
Stockholders are urged to read the “Executive Compensation Discussion and Analysis” section of this proxy statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The compensation committee and the board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation and Talent Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the rules of the SEC, we are providing our stockholders with an opportunity to make a non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers. This non-binding advisory vote must be submitted to stockholders at least once every six years.
You have four choices for voting on this proposal. You can choose whether future non-binding advisory votes on the compensation of our named executive officers should be conducted every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.” You may also “ABSTAIN” from voting. The frequency that receives the greatest number of votes cast by stockholders on this matter at the meeting will be deemed to be the preferred frequency option of our stockholders.
After careful consideration, our board of directors recommends that future non-binding advisory votes on the compensation of our named executive officers be held every year so that stockholders may express annually their views on our executive compensation program.
Stockholders are not voting to approve or disapprove the board of directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory votes on the compensation of our named executive officers by selecting one year, two years or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal.
As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation of our named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS TO HOLD FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR”

PROPOSAL NO. 5
TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

We are seeking stockholder approval for an amendment to our restated certificate of incorporation to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding Class A common stock and Class B common stock using a ratio of not less than 1-for-5 and not more than 1-for-15, and a proportionate reduction in the number of authorized shares of our Class A common stock and Class B common stock, with the split ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our Board of Directors. The split ratio will be the same for the Class A common stock and the Class B common stock. As further described below, if this proposal is approved, our Board of Directors may determine to effect the Reverse Stock Split at any time prior to the date of the company's 2021 annual meeting of stockholders.

The form of the amendment to our restated certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. Approval of the proposal would permit (but not require) our Board of Directors to effect the Reverse Stock Split using a split ratio of not less than 1-for-5 and not more than 1-for-15, with the exact split ratio to be set within this range as determined by our Board of Directors in its sole discretion, provided that the Board of Directors must determine to effect the Reverse Stock Split and such amendment must be filed with the Secretary of State of the State of Delaware no later than the date of the company's 2021 annual meeting of stockholders. If our Board of Directors determines to implement the Reverse Stock Split, the exact split ratio of the Reverse Stock Split will be determined by the Board of Directors prior to the effective time of the Reverse Stock Split and will be publicly announced prior to such effective time. We believe that enabling our Board of Directors to set the split ratio of the Reverse Stock Split within the specified range and within the specified time period will provide us with the flexibility to implement the Reverse Stock Split in a manner and at a time designed to maximize the anticipated benefits for our stockholders. In determining a split ratio for the Reverse Stock Split, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•the historical trading prices and trading volume of our Class B common stock;

•the number of shares of Class B common stock outstanding prior to and after the Reverse Stock Split;

•the then-prevailing trading price and trading volume of our Class B common stock and the anticipated impact of the Reverse Stock Split (including the reduction in the number of outstanding shares) on the trading price and trading volume of our Class B common stock;

•the continuing listing requirements of various stock exchanges, including the NYSE; and

•prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of our company and our stockholders.

Depending on the split ratio for the Reverse Stock Split determined by our Board of Directors, no fewer than every five and no more than every fifteen shares of issued and outstanding Class A common stock will be combined into one share of Class A common stock, and no fewer than every five and no more than every fifteen shares of issued and outstanding Class B common stock will be combined into one share of Class B common stock.

The Reverse Stock Split will also proportionately reduce the number of shares of Class A common stock and Class B common stock that our Board of Directors is authorized to issue under our certificate of incorporation. The amendment to our restated certificate of incorporation to effect the Reverse Stock Split will not change the number of authorized shares of preferred stock. We currently have no outstanding shares of preferred stock.

Background and Reasons for the Reverse Stock Split

The primary purpose for effecting the Reverse Stock Split, should our Board of Directors choose to effect it, would be to increase the per share price of our Class B common stock.

In determining to seek authorization for the Reverse Stock Split, our Board of Directors considered that the implementation of a reverse stock split is likely to increase the trading price of our Class B common stock as a result of the reduction in the number of shares outstanding. Our Board of Directors believes that the increased market price of our Class B common stock expected as a result of implementing the Reverse Stock Split may improve marketability and liquidity of our Class B common stock and may encourage interest and trading in our Class B common stock.

 In particular, the listing requirements of the NYSE require that, among other things, the average closing price of our Class B common stock may not be less than $1.00 over a consecutive 30-trading day period. We received notice of our non-compliance with this requirement on March 30, 2020, and were provided with a deadline of September 30, 2020 by which we are required to regain compliance with such requirement. If we were to fail to comply with this listing requirement for a sufficiently extended period, it would result in our Class B common stock being delisted from the NYSE, and could negatively impact our company and the holders of our Class B common stock.

Our Board of Directors believes it is in the best interests of our company and our stockholders to proactively authorize the Board of Directors to effect the Reverse Stock Split in order to increase the per share trading price of our Class B common stock. This authorization would permit us to effect the Reverse Stock Split if our Board of Directors determines that it will improve our ability to continue complying with the NYSE listing requirements or if implementing the Reverse Stock Split becomes necessary to resume compliance with the NYSE's listing requirements within the applicable cure period and maintain our listing on the NYSE.

Certain Risks Associated with the Reverse Stock Split

Reducing the number of outstanding shares of our Class B common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our Class B common stock. However, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the trading price of our Class B common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the trading price of our Class B common stock will increase following the Reverse Stock Split, that the trading price of our Class B common stock will not decrease in the future or that we will be able to resume or maintain compliance with the NYSE listing requirements. Additionally, we cannot assure you that the trading price per share of our Class B common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Class A common stock and Class B common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Class B common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, including for reasons unrelated to the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our Class B common stock and result in higher transaction costs. The liquidity of our Class B common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it may result in some stockholders owning “odd lots” of less than 100 shares of Class B common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Procedure for Implementing the Reverse Stock Split

If our Board of Directors elects to implement the Reverse Stock Split, the Reverse Stock Split will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to our restated certificate of incorporation, in the form attached as Appendix A. The exact timing of the filing of the certificate of amendment and the effectiveness of the Reverse Stock Split will be determined by our Board of Directors, in its sole discretion, provided that in no event shall the filing of the certificate of amendment effecting the Reverse Stock Split occur after the date of the company's 2021 annual meeting of stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval of this Proposal No. 5 and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing or effectiveness of a certificate of amendment to our restated certificate of incorporation to effect the Reverse Stock Split, our Board of Directors, in its sole discretion, determines that it is no longer in the best interests of our company and our stockholders to proceed with the Reverse Stock Split. If we do not file a certificate of amendment effecting the Reverse Stock Split with the Secretary of State of the State of Delaware on or before the date of the company's 2021 annual meeting of stockholders, our Board of Directors will be deemed to have abandoned the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Class A Common Stock and Class B Common Stock

If our Board of Directors elects to implement the Reverse Stock Split, the split ratio will be the same for the Class A common stock and the Class B common stock. Depending on the split ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of every five and a maximum of every fifteen shares of issued and outstanding Class A common stock will be combined into one new share of Class A common stock, and a minimum of every five and a maximum of every fifteen shares of issued and outstanding Class B common stock will be combined into one new share of Class B common stock. Based on the 35,032,053 shares of Class A common stock and 114,490,197 shares of Class B common stock issued and outstanding as of the Record Date, immediately following the Reverse Stock Split we would have approximately 7,006,410 shares of Class A common stock and 22,898,039 shares of Class B common stock issued and outstanding if the split ratio for the Reverse Stock Split is 1-for-5, and 2,335,470 shares of Class A common stock and 7,632,679 shares of Class B common stock issued and outstanding if the split ratio for the Reverse Stock Split is 1-for-15. Any other split ratio selected within such range would result in a number of shares of Class A common stock and Class B common stock issued and outstanding of between 2,335,470 and 7,006,410 shares of Class A common stock and 7,632,679 and 22,898,039 shares of Class B common stock.

The actual number of shares issued and outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the split ratio for the Reverse Stock Split that is ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our Class A common stock and Class B common stock uniformly and will not affect any stockholder's percentage ownership interest in our company, except that, as described below under "—Fractional Shares," record holders of Class A common stock and Class B common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder's proportionate voting power (subject to the treatment of fractional shares). The Reverse Stock Split will also not affect the conversion provisions of the Class A common stock, which will remain convertible into Class B common stock on a share-for-share basis in accordance with our restated certificate of incorporation.

After the effective time of the Reverse Stock Split, our Class B common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Authorized Shares of Class A Common Stock and Class B Common Stock

The Reverse Stock Split will also proportionately reduce the number of shares of Class A common stock and Class B common stock that our Board of Directors is authorized to issue under our certificate of incorporation. Except for the shares issuable upon the exercise or conversion of outstanding options, RSUs and PSUs, and the shares which employees may choose to purchase under our 2014 Employee Stock Purchase Plan, we do not currently have any plans, proposals or arrangement to issue any of our authorized but unissued shares of common stock.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split, and if our Board of Directors still believes that a reverse stock split is in the best interests of us and our stockholders, our Board of Directors will determine the ratio of the reverse stock split to be implemented and we will file the certificate of amendment with the Secretary of State of the State of Delaware. As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.

Beneficial Owners of Common Stock. Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered Holders of Common Stock. Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent, American Stock Transfer and Trust Company, LLC. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

Holders of Certificated Shares of Common Stock. As of the date of this proxy statement, certain of our shares of common stock were held in certificated form. Stockholders of record at the time of the reverse stock split who hold shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates, if any, representing shares of our common stock to the transfer agent.

Fractional Shares

If our Board of Directors elects to implement the Reverse Stock Split, fractional shares will not be issued. Stockholders of record and stockholders who hold their shares through a bank, broker, custodian or other nominee who would otherwise hold fractional shares of our Class A common stock or Class B common stock as a result of the Reverse Stock Split will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. Each such stockholder will be entitled to receive an amount in cash equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price per share of the Class B Common Stock on the New York Stock Exchange at the close of business on the trading day preceding the date of the effective time of the Reverse Stock Split.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Stock Split that are not timely claimed after the effective time of the Reverse Stock Split in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Stock Split on Employee Plans, Options and Restricted Stock Units

Pursuant to our 2008 Stock Incentive Plan, our 2014 Equity Incentive Plan, the Jiff, Inc. 2010 Stock Plan and our 2014 Employee Stock Purchase Plan, in connection with any Reverse Stock Split, our Board of Directors will reduce the number of shares of Class A common stock and Class B common stock reserved for issuance under such plans in proportion to the ratio of the Reverse Stock Split. In addition, pursuant to the various instruments governing our then outstanding stock options, restricted stock units and performance stock units, in connection with any Reverse Stock Split, our Board of Directors will reduce the number of shares of Class A common stock and Class B common stock issuable upon the exercise or vesting of such stock options, RSUs and PSUs in proportion to the split ratio of the Reverse Stock Split and proportionately increase the exercise price of our outstanding stock options. In connection with such proportionate adjustments, the number of shares of Class A common stock and Class B common stock issuable upon exercise or vesting of outstanding stock options, RSUs and PSUs will be rounded down to the nearest whole share, the exercise prices of stock options will be rounded up to the nearest cent and no cash payment will be made in respect of such rounding.

No Appraisal Rights

Stockholders do not have appraisal rights under the Delaware General Corporation Law or under our restated certificate of incorporation in connection with the Reverse Stock Split.

Accounting Matters

The amendment to our restated certificate of incorporation will not affect the par value of our Class A common stock or Class B common stock per share, which will remain $0.0001 par value per share. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to Class A common stock and Class B common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net loss will be higher because there will be fewer shares of Class A common stock and Class B common stock outstanding.

Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of a reverse stock split to us and to stockholders that hold shares of our Class A common stock and Class B common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of a reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the U.S., insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, persons who hold their shares of our Class A common stock or Class B common stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who hold their shares of our Class A common stock or Class B common stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, or who acquired their shares of our Class A common stock or Class B common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The state and local tax consequences of a reverse stock split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides, and any state or local tax considerations are beyond the scope of this discussion. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all stockholders. Stockholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company. We will not recognize taxable income, gain or loss in connection with a reverse stock split.

Tax Consequences to Stockholders. A stockholder generally will not recognize gain or loss on the reverse stock split, except in respect of cash, if any, received in lieu of a fractional share interest. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash generally will be treated as having exchanged a fractional share interest for cash in a redemption that is subject to Section 302 of the Code, assuming the fractional share interest is purchased directly by the Company. The redemption will be treated as a sale of the fractional share, and not as a distribution under Section 301 of the Code, if the receipt of cash (a) is “substantially disproportionate” with respect to the holder, (b) results in a “complete termination” of the holder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules). A distribution is not essentially equivalent to a dividend if the holder undergoes a “meaningful reduction” in the holder’s proportionate interest. If the redemption is treated as a sale, the holder will recognize capital gain or loss equal to the difference between the portion of the tax basis of the post-split shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the Section 302 tests, the cash distribution will be treated as a distribution under Section 301 of the Code. In such case, the cash distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits allocable to the distribution, and then as a recovery of basis to the extent of the holder’s tax basis in his or her shares (which, for these purposes, may include the holder’s tax basis in all of his or her shares rather than only the holder’s tax basis in his or her fractional share interest, although the law is not entirely clear), and finally as gain from the sale of stock.

Whether a holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership will depend on all of the facts and circumstances existing at and around the time of the reverse stock split, including the size of the holder’s percentage interest in our Class A and Class B Common Stock before and after the reverse stock split. In this regard, the IRS has indicated in published rulings that any reduction in the percentage interest of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the outstanding Class A and Class B Common Stock should satisfy this requirement) and who exercises no control over corporate affairs should constitute a meaningful reduction in such stockholder’s interest. However, some shareholders receiving cash in lieu of a fractional share will have an increase in their percentage ownership interest in the Company and therefore could be subject to dividend treatment on the receipt of cash in lieu of such fractional share ownership interest. Such potential dividend treatment will not apply if the fractional shares interests are aggregated and sold by the Company on the open market, and which case the proceeds will be treated as received in connection with a sale of stock.

We recommend that stockholders consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale of the fractional share or as a distribution under Section 301 of the Code and the tax consequences thereof.

Information Reporting and Backup Withholding

Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Vote Required and Board of Directors Recommendation

Pursuant to the Delaware General Corporation Law, this proposal must be approved by at least the affirmative vote of a majority of the outstanding shares of Class A common stock and Class B common stock of the Company entitled to vote on the proposal, voting together as a single class. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2020, by:
•each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Percentage ownership of our common stock is based on 35,032,053 shares of Class A common stock and 114,485,591 shares of Class B common stock outstanding on March 31, 2020. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to (i) options that are currently exercisable or that will vest and become exercisable within 60 days of March 31, 2020, and (ii) restricted stock units that will vest within 60 days of March 31, 2020, to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each of the individuals and entities named below that owns 5% or more of our common stock is c/o Castlight Health, Inc., 150 Spear Street, Suite 400, San Francisco, California 94105.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% Total Voting Power (1)
5% or Greater Stockholders
Giovanni M. Colella (2)	5,125,847	14.63	—	*	3.43
Entities affiliated with FMR LLC (3)	5,256,450	15.00	16,652,219	14.55	14.65
Entities affiliated with Maverick Capital Ltd. (4)	7,216,028	20.60	1,840,514	1.61	6.06
Entities affiliated with Venrock (5)	15,568,571	44.44	5,434,096	4.75	14.04
The Wellcome Trust Limited as trustee of the Wellcome Trust (6)	—	—	6,568,646	5.74	4.39
BlackRock, Inc. (7)	—	—	8,207,719	7.17	5.49
Neil Gagnon (8)	—	—	6,204,963	5.42	4.15
Raging Capital Management, LLC (9)	—	—	10,423,517	9.10	6.97

Directors and Named Executive Officers:
Maeve O’Meara (10)	71,500	*	901,486	*	*
John C. Doyle (11)	87,500	*	362,370	*	*
Will Bondurant (12)	7,507	*	230,220	*	*
Siobhan Nolan Mangini (13)	48,167	*	529,546	*	*
Helen Kotchoubey	—	—	—	—	—
Neeraj Gupta (14)	—	—	412,063	*	*
Seth Cohen (15)	—	—	263,019	*	*
Michael Eberhard (16)	—	—	156,957	*	*
David Ebersman (17)	289,544	*	178,832	*	*
Ed Park (18)	28,571	—	203,832	*	*
Bryan Roberts (19)	15,568,571	44.44	5,434,096	4.75	14.04
David B. Singer (20)	—	—	178,832	*	*
Kenny Van Zant (21)	—	—	410,442	*	*
Judith Verhave (22)	—	—	76,830	*	*
All executive officers and directors as a group (15 persons) (23)	16,101,360	45.46	9,394,690	8.15	16.91
*Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)Percentage of total voting power represents voting power with respect to all shares of Class A and Class B common stock, as a single class. Generally, the holders of Class B common stock and Class A common stock are entitled to one vote per share. However, holders of Class A common stock are entitled to ten votes per share in certain circumstances, if submitted to a vote of stockholders, including: (i) adoption of a merger or consolidation agreement involving Castlight; (ii) a sale, lease or exchange of all or substantially all of Castlight’s property and assets; (iii) a dissolution or liquidation of Castlight; and (iv) on every matter, if and when any individual, entity or "group" (as such term is used in Regulation 13D of the Exchange Act) has, or has publicly disclosed (through a press release or a filing with the SEC) an intent to have, beneficial ownership of 30% or more of the number of outstanding shares of Class A common stock and Class B common stock, combined. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including those set forth in this report) submitted to a vote of stockholders, unless otherwise required by our certificate of incorporation or bylaws. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
(2)Consists of (a) 4,455,766 shares of Class A common stock held directly by the Giovanni and Vanessa Colella Revocable Living Trust dated 11/26/05, of which Dr. Colella is a co-trustee, (b) 509,638 shares of Class A common stock held directly by The Vanessa Stevens Colella 2016 Grantor Retained Annuity Trust I, of which Vanessa Colella is trustee, and (c) 160,443 shares of Class A common stock held directly by The Vanessa Stevens Colella 2016 Grantor Retained Annuity Trust II, of which Vanessa Colella is trustee.

(3) Shares owned are as of December 31, 2019, according to a Schedule 13G/A filed with the SEC on February 7, 2020. FMR LLC has sole power to vote or direct the vote of 3,450,108 shares and the sole power to dispose or direct the disposition of all 20,589,269 shares. Members of the family of Abigail P. Johnson, Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other FMR LLC Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 00210.

(4) Shares owned are as of December 31, 2019, according to a Schedule 13G/A filed with the SEC on February 14, 2020. These securities consist of (a) 7,216,028 shares of Class A common stock and (b) 1,804,473 shares of Class B common stock of which 1,661,682 shares are held by funds managed by Maverick Capital, Ltd. as well as 11,041 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020, options exercisable for 25,000 shares of Class B common stock within 60 days of March 31, 2020, and 142,791 shares of Class B common stock held by Mr. David Singer on behalf of Maverick Capital, Ltd. Maverick Capital, Ltd. ("Maverick Capital") is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, may be deemed to have beneficial ownership of such shares through the investment discretion it exercises over its clients’ accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital. Lee S. Ainslie III is the manager of Maverick Capital Management, LLC. Andrew H. Warford serves as the Chairman of the Stock Committee of Maverick Capital. The address for Maverick Capital is 1900 N. Pearl Street, 20th Floor, Dallas, TX 75201. Mr. Singer is a managing director of Maverick Capital.

(5) Consists of (a)(i) 14,047,522 shares of Class A common stock, held directly by Venrock Associates V, L.P., (ii) 330,053 shares of Class A common stock, held directly by Venrock Entrepreneurs Fund V, L.P., and (iii) 1,190,996 shares of Class A common stock held directly by Venrock Partners V, L.P., according to a Schedule 13D/A filed with the SEC on April 12, 2017 and (b)(i) 1,133,948 shares of Class B common stock held directly by Venrock Associates VI, L.P., (ii) 26,643 shares of Class B common stock held directly by Venrock Entrepreneurs Fund V, L.P., (iii) 96,139 shares of Class B common stock held directly by Venrock Partners V, L.P., (iv) 3,707,442 shares of Class B Common Stock held by Venrock Associates VI, L.P., and (v) 291,092 shares of Class B Common Stock held by Venrock Partners VI, L.P., according to a Form 4 filed on June 5, 2019. Dr. Roberts is also the beneficial holder of 142,791 shares of Class B Common Stock, options exercisable for 25,000 shares of Class B common stock within 60 days of March 31, 2020 and 11,041 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020. Dr. Roberts is a member of the general partners of Venrock Associates V, L.P., Venrock Entrepreneurs Fund V, L.P., Venrock Partners V, L.P., Venrock Associates VI, L.P .and Venrock Partners VI, L.P. and, as such, he may be deemed to have voting and investment power with respect to these shares. The address of the entities affiliated with Venrock is 3340 Hillview Avenue, Palo Alto, CA 94304.

(6) Shares owned are as of December 31, 2019, according to a Schedule 13G/A filed with the SEC on February 6, 2020. These securities are owned directly by The Wellcome Trust Limited, as trustee of the Wellcome Trust. The address for The Wellcome Trust Limited, as trustee of the Wellcome Trust is 215 Euston Road, London X0 NW1 2BE, United Kingdom.

(7)  Shares owned are as of December 31, 2019, according to a Schedule 13G/A filed with the SEC on February 5, 2020. These securities are owned directly by BlackRock, Inc. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(8) Shares owned are as of December 31, 2019, according to a Schedule 13G/A filed with the SEC on February 13, 2020. Neil Gagnon has sole voting and dispositive power over 718,822 shares of Class B common stock. In addition, Mr. Gagnon has shared voting power over 5,423,548 shares of Class B common stock and shared dispositive power over 5,486,141 shares of Class B common stock. Mr. Gagnon is the managing member and principal owner of Gagnon Securities LLC ("GS"), an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and a registered broker-dealer, in its role as investment manager to several customer accounts, foundations, partnerships and trusts (collectively, the "Accounts") to which it furnishes investment advice. GS and Mr. Gagnon may be deemed to share voting power with respect to 3,122,512 shares of Class B common stock held in the Accounts and dispositive power with respect to 3,158,756 shares of Class B common stock held in the Accounts. GS and Mr. Gagnon expressly disclaim beneficial ownership of all securities held in the Accounts. Mr. Gagnon is also the Chief Executive Officer of Gagnon Advisors, LLC ("Gagnon Advisors"), an investment adviser registered with the SEC under the Advisers Act. Mr. Gagnon and Gagnon Advisors, in its role as investment manager to Gagnon Investment Associates, LLC ("GIA"), a private investment fund, may be deemed to share voting and dispositive power with respect to the 1,909,825 shares of common stock held by GIA. Gagnon Advisors and Mr. Gagnon expressly disclaim beneficial ownership of all securities held by GIA. The address for Mr. Gagnon is 1370 Ave. of the Americas, 24th Floor, New York, NY 10019.

(9) Shares owned are as of March 27, 2020, according to a Schedule 13D filed with the SEC on March 30, 2020. Raging Capital Management, LLC (“Raging Capital”) is the Investment Manager of Raging Capital Master Fund, Ltd., a Cayman Islands exempted company (“Raging Master”), in whose name the Class B common stock are held. William C. Martin is the Chairman, Chief Investment Officer and Managing Member of Raging Capital. Raging Master has delegated to Raging Capital the sole authority to vote and dispose of the securities held by Raging Master pursuant to an Investment Management Agreement, dated November 9, 2012, as amended and restated on December 21, 2016 (the “IMA”). The IMA may be terminated by any party thereto effective at the close of business on the last day of any fiscal quarter by giving the other party not less than 61 days’ written notice. As a result, each of Raging Capital and William C. Martin may be deemed to beneficially own the Shares held by Raging Master. The address for the Raging Capital and its affiliates is Ten Princeton Avenue, P.O. Box 228, Rocky Hill, NJ 08553.

(10)  Consists of (a) 488,453 shares of Class B common stock held directly by Ms. O’Meara, (b) options exercisable for 71,500 shares of Class A common stock within 60 days of March 31, 2020, (c) options exercisable for 131,743 shares of Class B common stock within 60 days of March 31, 2020 and (d) 281,290 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020.

(11)  Consists of (a) 87,500 shares of Class A common stock and (ii) 362,370 shares of Class B common stock.

(12)  Consists of (a) 126,139 shares of Class B common stock held directly by Mr. Bondurant, (b) options exercisable for 7,507 shares of Class A common stock within 60 days of March 31, 2020, (c) options exercisable for 58,663 shares of Class B common stock within 60 days of March 31, 2020 and (d) 45,418 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020.

(13)  Consists of (a) 438,998 shares of Class B common stock held directly by Ms. Nolan Mangini, (b) options exercisable for 48,167 shares of Class A common stock within 60 days of March 31, 2020, (c) options exercisable for 8,499 shares of Class B common stock within 60 days of March 31, 2020 and (d) 82,049 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020.

(14)  Consists of 412,063 shares of Class B common stock held directly by Mr. Gupta.

(15)  Consists of (a) 241,456 shares of Class B common stock held directly by Mr. Cohen, (b) options exercisable for 2,166 shares of Class B common stock within 60 days of March 31, 2020 and (c) 19,397 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020.

(16)  Consists of (a) 145,916 shares of Class B common stock held directly by Mr. Eberhard and (b) 11,041 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020.

(17)  Consists of (a) 28,571 shares of Class A common stock held directly by Mr. Ebersman, (b) 142,791 shares of Class B common stock held directly by Mr. Ebersman, (b) options exercisable for 260,973 shares of Class A common stock within 60 days of March 31, 2020, (c) options exercisable for 25,000 shares of Class B common stock within 60 days of March 31, 2020 and (d) 11,041 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020.

(18)  Consists of (a) 28,571 shares of Class A common stock held directly by Mr. Park, (b) 142,791 shares of Class B common stock held directly by Mr. Park, (b) options exercisable for 50,000 shares of Class B common stock within 60 days of March

31, 2020 and (c) 11,041 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020.

(19)  See Footnote 5. Dr. Roberts is a member of the general partners of Venrock Associates V, L.P., Venrock Entrepreneurs Fund V, L.P., Venrock Partners V, LP, Venrock Associates VI, L.P. and Venrock Partners VI, L.P. and as such, he may be deemed to have voting and investment power with respect to these shares. Dr. Roberts is also the beneficial holder of 142,791 shares of Class B Common Stock, options exercisable for 25,000 shares of Class B common stock within 60 days of March 31, 2020 and 11,041 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020.

(20)  Consists of (a) 142,791 shares of Class B common stock held directly by Mr. Singer, (b) options exercisable for 25,000 shares of Class B common stock within 60 days of March 31, 2020 and (c) 11,041 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020.

(21)  Consists of (a) 399,401 shares of Class B common stock held directly by Mr. Van Zant and (b) 11,041 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020.

(22)  Consists of (a) 65,789 shares of Class B common stock held directly by Ms. Verhave and (b) 11,041 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020.

(23)  Consists of (a) 15,713,213 shares of Class A common stock, (b) 8,545,865 shares of Class B common stock, (c) options exercisable for 388,147 shares of Class A common stock within 60 days of March 31, 2020, (d) options exercisable for 333,696 shares of Class B common stock within 60 days of March 31, 2020 and (e) 515,129 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2020.

Executive Officers

The following table provides information regarding our executive officers as of April 10, 2020:

Name	Age	Position
Executive Officers:
Maeve O'Meara	38	Chief Executive Officer and Director
Will Bondurant	31	Chief Financial Officer
Helen Kotchoubey	47	Chief Operating Officer
Eric Chan	44	Chief Accounting Officer

For information regarding Mr. O'Meara, please refer to "Proposal No. 1-Election of Directors-Information Regarding Nominees and Continuing Directors" above.

Will Bondurant has served as Chief Financial Officer since November 15, 2019. Previously, he served as Vice President of Professional Services from July 2018 to November 2019 and held finance and operating roles in the Company since joining Castlight in 2013. Prior to joining Castlight, Mr. Bondurant worked at McKinsey & Company. Mr. Bondurant holds a B.A. from University of North Carolina, Chapel Hill.

Helen Kotchoubey has served as Executive Vice President, Chief Operating Officer since October 2019. Prior to joining Castlight, Ms. Kotchoubey served as chief of staff at New-York Presbyterian Brooklyn Methodist Hospital from February 2017 to August 2018. From 2006 through January 2017, she held multiple roles at New York-Presbyterian Hospital including vice president of IT strategy. Ms. Kotchoubey holds an MBA from Harvard Business School and a BA from Amherst College.

Eric Chan, C.P.A., has served as Chief Accounting Officer since he joined Castlight in August 2017. Most recently, Mr. Chan was VP, Corporate Controller at SugarCRM, a software company, from November 2015 to August 2017. From April 2012 to November 2015, Mr. Chan was with Twitter, a social media company, where he was Assistant Controller. Earlier in his career, Mr. Chan served in several audit roles at PricewaterhouseCoopers LLP and KPMG LLP for over 10 years. Mr. Chan is a certified public accountant and holds a degree in Accounting and Finance from Monash University, Australia.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

In this Executive Compensation Discussion and Analysis (“CD&A”), we provide an overview of our executive compensation philosophy and objectives as well as a description of the material components of our executive compensation program. This CD&A is intended to be read in conjunction with the tables which immediately follow this section, which provide further historical compensation information.
As of December 31, 2019, the following executive officers constituted our Named Executive Officers (collectively, our “NEOs”):

Name	Position
Maeve O’Meara(1)	Chief Executive Officer, Director
Will Bondurant(2)	Chief Financial Officer
Helen Kotchoubey(3)	Executive Vice President and Chief Operating Officer
Neeraj Gupta(4)	Executive Vice President of Engineering
John C. Doyle(5)	Former Chief Executive Officer
Siobhan Nolan Mangini(6)	President and former Chief Financial Officer
(1) Promoted to CEO on July 26, 2019

(2) Promoted to CFO on November 15, 2019
(3) Hired as COO on October 23, 2019
(4) Resigned, effective January 3, 2020. Effective upon this resignation date, Mr. Gupta served as an advisor to the company through February 28, 2020. He received no additional salary or equity compensation for this service other than continued vesting of outstanding equity during his advisory period.
(5) Resigned as CEO and member of the Board of Directors effective July 26, 2019.
(6) Promoted to President on July 26, 2019. Announced on January 8, 2020 that she intended to resign from the Company effective February 29, 2020. From the resignation date, Ms. Nolan Mangini intends to continue serving as an outside advisor to the Company until August 31, 2020.
I.Executive Summary
2019 was a year of transformation at Castlight, as we expanded and revised our business strategy, focused on growing our business through partnerships with health plans in addition to large employers, and signed a significant license agreement with Anthem. As part of our broader transformation, several long-time executives departed the Company and we spent careful thought and deliberation in building up our executive team for the future by invoking our succession plan, promoting key contributors from our deep internal bench, making some important outside hires and adjusting our compensation practices to motivate, retain and induce talent during this transitory period. Most significant of these management changes was the transition of our CEO, with Maeve O’Meara, previously our Executive Vice President of Product and Customer Experience and a Castlight employee since 2010, being promoted to the CEO role in July. Furthermore, in October, we added Helen Kotchoubey, an external hire with healthcare experience as our Executive Vice President and Chief Operating Officer. In November we promoted Will Bondurant to serve as our CFO, as we believe his experience in our FP&A function, coupled with his institutional knowledge of functions spanning professional services, corporate development and strategic relationships will help drive our company’s financial objectives in 2020 and beyond. More information on their backgrounds is available in the section titled “Executive Officers," below. We believe our reconfigured executive team is a well-rounded, experienced group of individuals with both internal & external experience, poised and positioned to drive long-term, sustainable performance at Castlight.

As we worked through this transition period and brought new executives into the fold, consistent with past practice, a significant portion of our executive compensation, for both new and continuing executives, continued to be tied to performance. We remain committed to attracting, retaining, and rewarding top talent at Castlight and we continue to provide our executives with customary compensatory incentives, including salaries, annual bonuses and equity awards whose value can vary with company performance. To help facilitate a smooth transitional period, certain of our named executive officers also received retention awards and/or new hire awards in the form of cash and/or equity. These one-time awards are not common practice for our compensation program, but similar awards are often utilized by companies during periods of transition to motivate, retain and attract top talent. As such, compensation amounts reported for an executive officer’s first year of service or first year following a promotion are not necessarily indicative of compensation, or increases to compensation, that will be reported for future years.

Our Compensation and Talent Committee, or our “Committee”, has carefully and thoughtfully navigated this management transition and our corresponding executive compensation programs and practices over the past year. Key highlights of our compensation program include:

How We Pay for Performance

We operate in a competitive market, seeking to attract and retain a highly-skilled management team. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers competitive compensation and benefits packages focused on long-term value creation. Our Committee oversees our executive compensation program, which includes several compensation elements that have each been tailored to reward and incentivize executives for focusing on and achieving specific financial and strategic objectives, both quantitative and qualitative, that the Board believes are central to delivering long-term stockholder value.

Our executive compensation structure consists of three primary components: base salary, annual bonus (our Senior Management Bonus Program) and long-term incentives (equity awards):

Target Pay

We utilize the above-mentioned compensation elements to create executive compensation packages that are heavily weighted toward variable, at-risk pay in order to align pay with performance. For 2019, the Committee used its judgment, as well as market data in consultation with its independent compensation consultant, to establish an appropriate mix of fixed and variable pay, as well as short-term and long-term incentive compensation, and cash and equity compensation, for each NEO. The balance between these components may change from year to year based on corporate strategy and objectives, market conditions, and other considerations. For 2019, our CEO and other NEOs had the following target pay mix:
Realizable Pay

Paying for performance is an important tenet of our compensation program. A significant portion of our executives’ pay is variable with performance (89% for our CEO, and 79%, on average, for our other NEOs) and focuses on the creation of short-term and long-term stockholder value, with equity awards being directly tied to company performance. As such, the grant date fair value of compensation packages (as reported annually on the Summary Compensation Table) is not always reflective of the actual realizable or realized pay value ultimately received by the executives named therein. In cases where performance targets set forth in certain equity awards are not met, the executives will forfeit such awards in whole, with no value realized from such awards, and have done so in the past.
Strong Governance of Our Compensation Program
To complement our pay structure, we adhere to several notable best practices to encourage actions that are in the long-term interests of our stockholders and the Company alike. These include:

II.Compensation Philosophy
We observe the following core principles in formulating our compensation policies and making compensation decisions:
•creating a direct and meaningful link between company business results, individual performance, and rewards;
•providing for significant differentiation in compensation opportunities for performance that is below, at, and above target levels;
•providing equity awards that establish a clear alignment between the interests of our executive officers and our stockholders;
•ensuring that compensation plans and arrangements are simple to communicate and understand; and
•offering total compensation that is competitive and fair.
III.Compensation Determination Process
Role of Compensation and Talent Committee
Our Compensation and Talent Committee is responsible for establishing the compensation programs of the Company’s CEO and other named executive officers. The Committee, at times, participates in the consideration of employment of prospective executive officers of the Company. The Committee administers the Company’s equity-based compensation programs for all employees and performance-based compensation plans, including plans under which restricted stock units and options are awarded. Accordingly, it is responsible for reviewing cash and equity incentives payable to executives.
Role of CEO & Management
The Committee assesses the base compensation and the potential variable compensation that the named executive officers will be eligible to earn on an annual basis. As part of this assessment, and based on benchmarks and other data available, the CEO makes recommendations to the Committee regarding the base compensation and target incentive amounts for the other named executive officers, but not for himself/herself. Such recommendations take into consideration factors such as internal pay equity, changes in responsibilities, compensation levels for similar positions in the industry, personal performance and contributions, and other data utilized by the CEO.
The Committee discusses the CEO’s recommendations and accepts or adjusts them, in whole or in part, based on its own assessment of the company's strategic goals, corporate performance, executive responsibilities, peer and market data provided by our compensation consultants, and internal pay equity, among other factors. The CEO is not present when discussions of CEO pay take place, but is present during discussions of pay for all other NEOs.
Use of Independent Compensation Consultant
The Committee has retained Radford, an Aon company, as its independent outside compensation consultant since 2014 to assist with setting executive compensation. The Committee has sole authority to retain or replace its independent compensation consultants. The Committee annually evaluates the compensation consultant’s independence and performance under the applicable NYSE listing standards. The Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, align executive interests with those of stockholders and ensure that executive compensation packages will appropriately motivate and reward ongoing achievement of business goals.
In 2019, Radford assisted the Committee with, among other things:
•Executive and director market pay analysis;
•Reviewing and modifying the compensation peer group;
•Reviewing and modifying executive and director pay programs; and
•Drafting certain proxy statement disclosures, including this Compensation, Discussion & Analysis section.
The Committee conducted a specific review of its relationship with Radford in 2019 and determined that Radford’s work for the Committee did not raise any conflicts of interest. Radford’s work has conformed to the independence factors and guidance provided by the SEC and the NYSE.
Use of a Peer Group
With the assistance and recommendations of Radford, the Committee has developed a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices.
In August 2018, the Committee approved a peer group for use in making 2019 compensation decisions. When selecting appropriate peers, the general criteria used were:
•Industry – publicly traded companies in related Global Industry Classification Standard (GICS) codes (Internet Services and Infrastructure; Application Software; Healthcare Services; and Health Care Technology)
•Revenues – Under $350 million
•Market Capitalization – between $150 million and $1.5 billion (approximately 0.3x to 3.0x Castlight’s then current market value)
•Location – preference weighted toward Bay Area companies
For compensation decisions for fiscal year 2019, the following public companies were selected as our peer group:
2019 Peer Group

Benefitfocus	Brightcove	Carbonite*
Care.com	ChannelAdvisor	eGain*
Evolent Health	Glu Mobile*	HealthStream
Hortonworks(1)	MobileIron	Model N
QuinStreet*	ShotSpotter*	SPS Commerce
Tabula Rasa HealthCare	TechTarget*
* new for 2019
(1) Acquired by Cloudera in January 2019 and therefore subsequently excluded
In setting compensation for our executive officers, including our NEOs, the Committee uses competitive compensation data from an annual total compensation study of the selected peer group companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. The Committee uses our compensation peer group as one data point among many when setting executive pay packages and typically targets the midpoint of our peer group in setting the compensation of our NEOs. However, because 2019 was a year of transition, not all NEO compensation was specifically targeted directly at the midpoint. Overall, 2019 compensation decisions were based on the consideration of many factors, including, but not limited to, individual and company performance, individual qualifications, desires to recruit and retain, internal equity, experience, and the strategic needs of the business, all of which were qualified by reference to market data, including with respect to our peer group and its midpoints, as a guiding factor. As a result of evaluating compensation based on the criteria described above, total target compensation for our named executive officers was, in certain circumstances, above or below the median levels of the peer group. After taking into account all relevant circumstances, the Committee believes that 2019 compensation for our named executive officers was fair and appropriate.

Compensation Risk Assessment

We believe that the Company’s compensation program balances risk and potential reward in a manner that is appropriate to the Company’s circumstances and is in the best interests of the Company’s stockholders over the long term. Additionally, we believe that the compensation program succeeds in mitigating material adverse risks to the Company by aligning the interests of executives with those of stockholders, without encouraging excessive risk-taking behaviors. We have further mitigated potential compensation-related risks and misalignment of interests between our stockholders and our executives by implementing robust insider trading policies, including prohibitions on short-selling, hedging transactions and pledging of Company stock by our executives.
IV.Elements of the 2019 Executive Compensation Program
The Company’s executive compensation program generally consists of three primary elements: base salaries, annual performance-based cash incentives, and long-term equity awards:

Element	Performance Period	Objective	Performance Measured / Rewarded
Base Salary	Annual	Attracts, retains, and rewards top talent and reflects the NEO’s responsibilities, performance, and relevant market data	Provides NEOs with fixed compensation that acts as a vehicle to motivate and retain. Levels reflect key performance and contributions
Annual Cash Incentives	Semi-Annual/Annual	Rewards achievement of semi-annual/annual company goals, subject to meeting individual performance expectations
•In 2019, the Bonus Plan consisted of semi-annual performance periods and semi-annual payments (subject to achievement):
–Period 1: weighted at 40% of annual award target. Payout of this award pool is capped at 100% and any over-achievement is carried over to the Period 2 pool
–Period 2: weighted at 60% of annual award target
•Metrics include Annual Recurring Revenue (ARR) and achievement of other important business objectives

Options Awards	Long-Term	Incentivizes the achievement of share price growth and aligns the interest of management and stockholders	Options generally vest over four years in quarterly installments
Stock Awards	Long-Term	Aligns the interests of management and stockholders and serves as an important retention vehicle
•Executives receive annual time-vesting RSUs which generally vest over four years in quarterly installments
•Our CEO, Maeve O’Meara, and our President, Siobhan Nolan Mangini, also received performance-based stock units (PSUs) in 2019 in conjunction with promotion to their new roles
–The performance factors for the PSUs were based on two equally weighted metrics, both of which involve the achievement of a specific strategic initiative, which must be achieved within two years of grant
–If the performance factors are achieved within the first year, shares will vest on August 16, 2020, the one-year anniversary of grant, subject to continued service on the vesting date. Performance factors achieved after August 16, 2020 will result in vesting upon achievement
•The first metric was achieved upon execution of the Anthem Deal on October 24, 2019 and consequently the corresponding portion of the PSUs will vest, to the extent services are still being performed, on August 16, 2020

Base Salary
Base salary is the only fixed component of our executive officers’ total cash compensation and provides competitive and stable pay to attract and retain our executives. Annual salary decisions are made in recognition of competitive data as well as the skills and experience that each executive brings to the Company and the performance contributions each makes.
Base salary changes in 2019 varied in amount for each such NEO as a result of merit increases, market adjustments, or promotions, as applicable, that each NEO received during 2019.
Annual base salaries for our NEOs were as follows, at each applicable year end:

Executive	2018	2019	Annual Increase
Maeve O’Meara(1)	$375,000	$450,000	20%
Will Bondurant(2)	$275,000	$300,000	9%
Helen Kotchoubey(3)	—	$400,000	—
Neeraj Gupta	$360,000	$370,800	3%
John C. Doyle (former CEO)	$399,200	$449,200	13%
Siobhan Nolan Mangini(4)	$340,000	$400,000	18%
(1) Ms. O’Meara’s base salary was increased by 3% to $386,300 for 2019 in connection with her role as EVP, Products &  Customer Experience. Upon her promotion to CEO on July 26, 2019, her base salary was increased to $450,000.
(2) Mr. Bondurant’s base salary was increased by 3.6% to $285,000 for 2019 in connection with his role as VP, Professional Services. Mr. Bondurant’s base salary was increased to $300,000 upon his promotion to SVP, Finance and maintained upon his promotion to CFO on November 15, 2019.
(3) Ms. Kotchoubey joined the Company on October 23, 2019.
(4) Ms. Nolan Mangini’s base salary was increased by 5.9% to $360,000 for 2019 in connection with her role as Chief Financial Officer. Ms. Nolan Mangini’s base salary was increased to $400,000 upon her promotion to President and Chief Financial Officer.
Annual Incentives
Our Senior Management Bonus Plan, or Bonus Plan, is established and designed to provide a financial incentive to reward our executives for the achievement of annual company goals determined by our Committee.

The pool under the Bonus Plan is determined based on company performance, and actual individual awards are further modified based on individual performance and individual target bonus percentages (calculated as a percentage of base salary), as shown below. The Bonus Plan in 2019 had annual award targets with semi-annual performance periods. Awards are therefore paid to bonus-eligible employees twice annually.

The bonus pool is generally funded for each semi-annual performance period based on the company’s achievement of pre-established performance metrics applicable to each such performance period. Threshold levels of company performance typically must be met for the bonus pool to be funded at all. When company performance meets or exceeds set threshold levels, funding of the pool can then be determined ratably, based upon actual performance against the targets set in the pre-established company metrics. Each company metric is typically calculated individually, and the sum of the calculations determines the available bonus pool funding, relative to the target amount.

The pool for the first semi-annual performance period was weighted at 40% of the full-year awards targets. Payout of the first half pool was capped at 100% of its half-year target amount (e.g., 40% of the full-year amount) and any over-achievement of the first half target would carry forward to the second half pool. The second half pool was weighted at 60% of the full-year annual award target; provided that if the second half performance was approved, the Committee could determine to provide additional funding to the second half pool based on its assessment of individual and company performance to true up bonuses to up to 100% of target for the full-year period.

For 2019, following the funding of the first-half pool at a level below target, the Committee determined to provide additional potential funding to the second half pool, in an amount equal to the short-fall in the funding of the first half pool, so that executives would have the opportunity to earn a full bonus at 100% of target if performance in the second half period was achieved. We refer to this true-up funding pool as the performance-driven bonus pool. The performance-driven pool is not a regular feature of our Bonus Plan, but the Committee determined that it was appropriate in light of all circumstances to motivate and retain executives in the second half of 2019.

Under the plan, after the funding pool is determined based on company performance, the Committee has further discretion to grant individual bonus awards at, below, or above target, based on individual performance and the total funding available in the award pool. The total amount of awards cannot exceed the total amount of funding in the pool, as may be amplified by the performance-driven bonus pool. Awards are typically paid during the quarter following the close of the performance period, subject to continued employment through the payment date.

First Half Goals and Performance

Metric	Weighting	Objectives
Business Goals (BGs)	70%
•Increase monthly active users beyond 10 percent baseline amount
•Finish Castlight Complete case study
•Migrate target number of legacy wellbeing customers onto new platform
•Executive Stretch Goal: Sign channel partner

Financial Goal: Annual Recurring Revenue (ARR)	30%	•Achieve/Maintain Target ARR levels

For each of the above-mentioned metrics, the Committee established threshold, target, and maximum achievement opportunities:

		Performance Level
Metrics	Weighting	Threshold	Target	Maximum	Actual 2019 Performance
Business Goals (BGs)	70%	2 BGs	3 BGs	4 BGs	2 BGs (threshold)
Annual Recurring Revenue (ARR)	30%	$156.0 M	$158.1 M	$162.0 M	$147.0 M (below threshold)

Second Half Goals and Performance

In consideration of the significant changes the company underwent during 2019, with many executives either new to the company or taking on new roles within the company, and in consideration of the changes to our overarching strategy, the second half goals were designed to be more qualitative in nature, in order to provide the new executive team with objectives relating to our key strategic priorities. For the second half of 2019, the Company therefore determined that the funding for the bonus pool would be based on the achievement of performance relating to four key corporate priorities.

1)Reinvigorate Our Core Business
2)Increase Product Value
3)Unlock New Opportunities
4)Focus on Team and Culture
On January 8, 2020, the Committee evaluated specific corporate achievements in each of the four corporate priorities in the second half goals and recommended that the executive bonus pool be funded at 100% based on such performance. The Committee also determined to fund the performance-driven bonus pool in an amount sufficient to provide that bonuses with respect to the full year could be funded at 100% of target, based on company performance in the second half of the year, with individual bonuses further modified by individual performance. As such, the Committee used its discretion to adjust individual bonuses to reflect individual performance and contributions.

Executive	Annual Target Bonus (% of base salary)	1H Earned Award (40% of full year)	2H Earned Award (60% of full year)	Aggregate 2019 Earned Award
Maeve O’Meara	100%	$48,674	$292,000	$340,674
Will Bondurant(1)	60%	$30,000	$85,000	$115,000
Helen Kotchoubey(2)	75%	$0	$28,767	$28,767
Neeraj Gupta	50%	$39,000	$111,240	$150,240
John C. Doyle (former CEO)	100%	$0	$0	$0
Siobhan Nolan Mangini(3)	75%	$45,360	$212,640	$258,000
(1) Prior to promotion, Mr. Bondurant’s target opportunity was 30% of base salary.
(2) Ms. Kotchoubey joined the Company on October 23, 2019 and her bonus target for the second half of the year was pro-rated based on her start date.
(3) Prior to promotion, Ms. Nolan Mangini's target opportunity was 60% of base salary.
Other Short-Term Awards in 2019

As we undertook certain changes in management in 2019 to help set the business up for success in the coming years, the Committee, in consultation with Radford, determined that it was advisable to pay or grant certain one-time bonuses or awards to retain key executives during a time of uncertainty. Likewise, to attract top talent from the marketplace to fill key executive positions and supplement the existing management team, the Committee also found it advisable to offer certain one-time awards to new-hires. Ms. O’Meara and Ms. Nolan Mangini received retention bonuses in connection with their promotions to CEO and president, respectively, and Mr. Gupta received a retention bonus to motivate him in his continued service with the company. Ms. Kotchoubey received a signing bonus when she joined us to help assist with her relocation from New York to San Francisco. While reluctant to grant one-time bonuses such as these, the Committee carefully considered the benefits of ensuring that a strong leadership team was in place and motivated to lead the Company going forward.
The cash bonuses that Ms. O’Meara Ms. Nolan Mangini and Mr. Gupta received were in the amount of $500,000, $300,000 and $88,760, respectively: Ms. O’Meara’s bonus was subject to full claw back if she left employment less than 12 months from the promotion date, Ms. Nolan Mangini’s bonus was subject to full claw back if she left employment less than six months from the promotion date and Mr. Gupta’s bonus would vest and be paid if he remained employed at January 1, 2020, which he did. Ms. Kotchoubey received a sign-on bonus of $140,000 to join the Company, subject to claw back provisions as follows: 100% if she leaves employment in less than 12 months, 50% if she leaves after 12-23 months and no claw back if she remains in our employ for at least 24 months.
Long-Term Incentives
Our focus on long-term value creation results in our executive compensation program being more heavily weighted toward equity compensation. We rely more heavily on equity compensation to ensure that a significant portion of a named executive officer’s compensation opportunity is related to factors that directly and indirectly influence stockholder value. Furthermore, we believe that equity participation establishes a sense of ownership and aligns executives’ interests with those of other stockholders.
In 2019, we provided a significant portion of our executives’ target compensation in the form of time-vesting restricted stock unit awards (RSUs). As has been our Company practice, our CEO and President, received a substantial portion of their equity-based compensation in the form of performance-based restricted stock unit awards (PSUs). Please refer to the summary compensation table for details. Time-vesting RSUs typically have a four-year vesting period, which provides recipients an incentive to take a long-term view, and manage the business for long-term success. PSUs add specific performance-based vesting criteria, encouraging recipients to be acutely focused on specific business objectives that are designed to be in the best interest of the company and its stockholders.

2019 One-time Awards

In addition to annual refresh grants, we also grant equity awards to new hires and individuals who are promoted during the year. Such grants are generally approved by the Committee on a quarterly basis and all employees, including our NEOs, are eligible for such grants.

As previously described, 2019 was a year of leadership transition and, in line with our past practice, equity awards were granted to newly-promoted individuals and our newly-hired NEO, Ms. Kotchoubey. In keeping with our practice of ensuring that a meaningful portion of CEO and other executive pay is performance-based, and to incentivize strong performance during our transition period, Ms. O’Meara and Ms. Nolan Mangini received both PSUs and RSUs upon their promotions. Below is a summary of all promotional and new hire equity grants from the past year for our NEOs:

Executive	Type	PSUs		RSUs		Stock Options
		(#)	($)	(#)	($)	(#)	($)
Maeve O’Meara(1)	promotional	689,656	$1,000,000	689,656	$1,000,000	—	—
Will Bondurant(2)	promotional	—	—	281,691	$400,000	256,520	$200,000
Helen Kotchoubey(3)	new hire	—	—	739,437	$1,050,000	1,342,094	$1,050,000
Siobhan Nolan Mangini(1)	promotional	206,897	$300,000	413,793	$600,000	—	—

(1) The PSUs granted to Ms. O’Meara and Ms. Nolan Mangini have a two-year performance period. With respect to each of these awards, subject to time-based requirements, 50% will vest upon execution of a further agreement with Anthem and the other 50% vest upon execution of a new strategic partnership with a different health plan or industry partner. Both portions are subject to a minimum one-year vesting period ending August 16, 2020 such that if one or more metrics are achieved before the first anniversary of the date of grant, the corresponding portion of the award does not vest until such anniversary, subject to continued employment on such date. During 2019, 50% of the PSUs were earned by each of Ms. O’Meara and Ms. Nolan Mangini upon the signing of a license agreement with Anthem on October 19, 2019, subject to time-based vesting. As a result, 50% of the PSU awards, subject to continued service, will vest on August 16, 2020, the one-year anniversary of the date of grant. The other half of the PSU awards remains to be earned prior to the second anniversary of grant, or will be forfeited if not earned by that date.

(2) Mr. Bondurant received these grants in connection with his promotion to Chief Financial Officer, effective November 15, 2019.
(3) Ms. Kotchoubey received these grants as new hire grants in connection with the commencement of her employment with us.
New hire RSU and stock option grants generally have a four-year vesting period, with 25% of a grant vesting on the one-year anniversary of the grant, with the remainder vesting in twelve equal quarterly installments thereafter. Promotional RSU and stock option grants also generally have a four-year vesting period, with grants vesting in sixteen equal quarterly installments following the date of grant.
As noted above, in 2019, the Committee granted PSUs to Ms. O’Meara and Ms. Nolan Mangini in connection with their promotions. These grants had the following structure:

Participants	Ms. O’Meara and Ms. Nolan Mangini
Grant Date Value	$1,000,000 and $300,000, respectively
Performance period	Two years from the grant date of 8/16/19
Metrics/weighting	50% based on a further initiative or agreement with Anthem 50% based on execution of a strategic partnership with a new health plan or industry participant
Vesting	Awards earned in the first year of the performance period will not vest unless employed on the one-year anniversary of the grant date
Status	50% of the award satisfied the performance metrics on October 19, 2019 based on the execution of a further Anthem agreement. Subject to continued service, these shares vest on August 16, 2020, given that the performance criteria was achieved inside the first year of the performance period
2019 Annual Equity Grants
A majority of our regular, annual equity awards to our executives took the form of RSUs except for the annual equity awards to our CEO, whose annual grants are typically an equal mix of RSUs and PSUs, based on grant date fair value and assuming all performance metrics are achieved. In 2019, the Committee granted a mix of RSUs and PSUs for the CEO and President, as is consistent with market practice and to drive superior business performance in alignment with our overall pay-for-performance culture. From time to time, we may decide to grant PSUs to other members of our executive team during our annual grant cycle, or off-cycle in certain circumstances, such as the promotional PSU grants to Ms. O’Meara and Ms. Nolan Mangini noted above. We may decide that a different allocation or mix of awards is appropriate for our CEO and other NEOs in the future, and we do not use a set formula for determining the mix or form of our annual equity awards. Other employees who are not executives may receive stock options in addition to RSUs and may, like Mr. Bondurant, continue to hold such options upon promotion to an executive officer.
A summary of the terms of each type of annual award is included below:
RSUs
Annual RSU grants generally vest over four years in quarterly installments, beginning with the first quarter following the date of grant.
Stock Options
Mr. Bondurant received stock options prior to becoming an executive officer. These options generally vest quarterly over four years, subject to continued service on each vesting date. Stock options are not otherwise a part of our annual equity program.
PSUs
PSUs remain an important component of CEO pay at the Company.
A summary of our regular, annual cycle grants made in 2019 is as follows, with the dollar values showing the grant date fair value:

Executive	RSUs		PSUs		Stock Options
	(#)	($)	(#)	($)	(#)	($)
Maeve O’Meara(1)	369,000	$1,380,060	—	—	—	—
Will Bondurant(2)	45,000	$144,901	—	—	10,000	$17,851
Helen Kotchoubey	—	—	—	—	—	—
Neeraj Gupta	332,000	$1,241,680	—	—	—	—
John C. Doyle (former CEO)(3)	519,000	$1,941,060	519,000	$1,615,000	—	—
Siobhan Nolan Mangini	369,000	$1,380,060	—	—	—	—
(1) Ms. O’Meara was not the sitting CEO at the time of the annual grant and as such she received an annual grant of RSUs.

(2) Mr. Bondurant was not an officer of the Company at the time of the annual grant; as such he received a mix of RSUs and stock options.
(3) Mr. Doyle received a grant of PSUs on April 5, 2019, that had a three-year performance period. The awards would have vested in three equal installments based on share price targets for the Company’s Class B common shares of $4.00, $5.00 and $6.00, respectively. Mr. Doyle resigned on July 26, 2019 and as a result the awards did not vest and were forfeited.
Previously Outstanding Retention PSUs

In 2018, Ms. O’Meara and Mr. Gupta were granted retention PSUs, divided into four tranches which were based on the attainment of certain quarterly operational goals. The final tranche was based on performance in the first quarter of 2019. The structure of this final tranche was as follows:

Participants	Ms. O’Meara & Mr. Gupta
2019 Tranche	Final tranche of 25,000 PSUs each
Performance period	First quarter of 2019
Metrics/weighting
•One-third based on the delivery of platform functionality to migrate legacy customers to Castlight Complete
•One-third based on the delivery of Communications Suite functionality and migration to a specified data center
•One-third based on the delivery of product dashboards that allow monitoring of key platform features

Vesting	Awards vest at the end of the quarterly performance period and upon certification by the Committee
Status	Each participant’s PSUs were earned and vested. Results were approved by the Committee on May 15, 2019

Additional Compensation Practices and Policies
Anti-Hedging and Pledging Policies
We have a policy that prohibits directors and executive officers from engaging in the following activities regarding our capital stock:
•purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities;
•pledging, hypothecating or otherwise encumbering shares of the Company’s common stock or other equity securities as collateral for indebtedness, including holding such shares in a margin account; or
•short-selling shares of our common stock.
Employment Agreements
We entered into employment offer letters with Mr. Doyle, Ms. Nolan Mangini, Mr. Bondurant, Ms. Kotchoubey, Ms. O'Meara and Mr. Gupta in connection with their respective employment. Each of these offer letters was negotiated on our behalf by our CEO, with the oversight and approval of our Board of Directors and our Committee. Mr. Doyle, Ms. Nolan Mangini and Mr. Gupta have subsequently resigned from Castlight.
Typically, these arrangements provide for at-will employment and include the named executive officer’s initial base salary, an annual incentive bonus opportunity, and standard employee benefit plan participation. These arrangements also provided for a recommended equity grant to be submitted to our Committee for approval. These offers of employment were each subject to execution of our standard confidential information and invention assignment agreement and other routine matters.

We have also entered into an Executive Severance Agreement with each of our NEOs, containing certain protections upon certain qualifying terminations of employment, including in connection with a change in control. These arrangements are described in greater detail below in the section entitled “—Potential Payments Upon Termination or Change in Control.”
Accounting and Tax Considerations
The Company accounts for equity-based compensation under FASB ASC Topic 718, “Compensation–Stock Compensation”, which requires the Company to value and record an expense over the service period of the award. Thus, the Company may record an expense in one year for awards granted in earlier years. Accounting rules also require the recording of cash compensation as an expense when earned.
The Committee considers the deductibility of executive compensation under Section 162(m) of the Code in designing, establishing and implementing our executive compensation policies and practices. Section 162(m) generally prohibits us from deducting any compensation over $1 million per taxable year paid to certain of our named executive officers. The Tax Cuts and Jobs Act (the “Tax Act”) among other changes, repealed the exception from the deduction limit under Section 162(m) for performance-based compensation effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that are not materially modified after that date. Section 162(m) and the deduction of performance-based compensation remained in effect for our fiscal year 2019 but will not apply in future fiscal years.
While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
In addition to considering the tax consequences, the Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
Potential Payments Upon a Termination or Change in Control

We have provided certain severance benefits to our NEOs in order to promote stability and continuity of our senior management with the intent to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change in control of the Company. The severance benefits were established following a review of comparable practices at the Company’s peer companies and with the advice of the Committee’s independent compensation consultant.
Our outstanding stock option and restricted stock award agreements for our NEOs include a “double trigger” provision for the acceleration of vesting of unvested awards upon a termination by us without cause or by the employee for good reason within three months before, or twelve months following, a change in control.
We have also entered into Executive Severance Agreements with each our NEOs, provided that the agreements for Ms. Nolan Mangini, Mr. Gupta and Mr. Doyle are no longer applicable following each such executive’s resignation.
Pursuant to the Executive Severance Agreements, in the event of involuntary termination, which is a termination by us without “cause” or by the executive for “good reason” or, in the case of an involuntary termination in connection with a change in control, “corporate transaction good reason” (each as defined in the Executive Severance Agreement), and subject to the employee’s execution of a general release of liability against the Company, the Executive Severance Agreement provides the following payments and benefits to the executive officers:

Employment Termination Scenario	CEO	COO / President / EVP	SVP
Involuntary Termination	•12 months base salary •12 months benefits continuation	•Prior to 1 year of service completed – 6 months base salary only •After 1 year of service completed – 9 months base salary only and 9 months benefits continuation	•Prior to 1 year of service completed—3 months base salary only •After 1 year of service completed—6 months base salary only and 6 months benefits continuation
Involuntary Termination In Connection with a Change-In-Control	•Protection period commencing 3 months prior to and ending 12 months following a change-in-control •24 months base salary only •24 months of benefits continuation •Full vesting acceleration	•Protection period commencing 3 months prior to and ending 12 months following a change-in-control •18 months base salary only •18 months of benefits continuation •Full vesting acceleration	•Protection period commencing 3 months prior to and ending 12 months following a change-in-control •12 months base salary only •12 months of benefits continuation •Full vesting acceleration

The above policies applied to each of our NEOs as of December 31, 2019.

Compensation and Talent Committee Report on Executive Compensation

The Compensation and Talent Committee of the Board of Directors (the “Committee”) is responsible for reviewing and approving compensation programs for our executive officers, including the NEOs. The Committee’s responsibilities are specified in the Compensation and Talent Committee Charter.
The Compensation and Talent Committee reviewed the Compensation Discussion and Analysis above with management. Based on the Committee’s review, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2020 Annual Meeting.

Members of the Compensation and Talent Committee
David Ebersman(Chair)
Judy Verhave
Kenny Van Zant

2019 Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered in all capacities for 2017, 2018 and 2019.

Name and Principal Position	Fiscal Year	Base Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Bonus ($)	Option Awards ($)(2)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Maeve O'Meara	2019	411,938	340,674	500,000(6)	—	3,380,062(11)	7,466(23)	4,640,140
Chief Executive Officer	2018	357,580	180,000	75,000(7)	—	2,369,000(12)	16,219(24)	2,997,799
John C. Doyle	2019	250,533	—	—	—	3,556,060(13)	8,646(25)	3,815,239
Former Chief Executive Officer(3)	2018	393,833	186,118	—	—	1,944,000(14)	42,641(26)	2,566,592
	2017	362,750	263,000	—	412,760	1,080,000(15)	2,329(27)	2,120,839
Will Bondurant	2019	288,958	115,000	—	217,860	544,901(16)	6,798(28)	1,173,517
Chief Financial Officer
Siobhan Nolan Mangini	2019	373,949	258,000	300,000(8)	—	2,280,061(17)	7,129(29)	3,219,159
Former Chief Financial Officer(4)	2018	333,333	160,000	—	—	1,170,000(18)	896(30)	1,664,229
	2017	298,333	165,000	—	—	660,000(19)	4,481(31)	1,127,814
Helen Kotchoubey	2019	77,436	28,767	140,000(9)	1,050,055	1,050,001(20)	1,280(32)	2,347,539
Chief Operating Officer
Neeraj Gupta	2019	369,000	150,240	88,760(10)	—	1,241,680(21)	8,161(33)	1,857,841
Former Executive Vice President, Engineering(5)	2018	340,833	150,000	—	—	1,254,600(22)	8,810(34)	1,754,243

(1) The amounts reported in the Non-Equity Incentive Plan Compensation column represent the cash incentive bonus paid under our incentive bonus plan for executive officers. Achievement under our incentive bonus plan takes into consideration corporate performance as well as individual performance. For 2017, each of the executives for whom compensation is shown above was eligible to receive incentive cash bonuses, based on our achievement of certain strategic objectives, including objectives relating to customer acquisition and retention, new product introduction and operational metrics as determined by the Compensation and Talent Committee. In 2017, Mr. Doyle’s target bonus was 75% of base salary and Ms. Nolan Mangini's was 55% of base salary. Based on our and the individuals’ achievement toward the foregoing objectives, the Compensation and Talent Committee approved a bonus of 100% of the target amount for Mr. Doyle and Ms. Nolan Mangini. For 2018, each of the executives for whom compensation is shown was eligible to receive incentive cash bonuses, based on our achievement of certain strategic objectives, including objectives relating to product development, integration, and customer acquisition and retention. For 2018, achievement under our incentive bonus plan takes into consideration individual performance as well as corporate strategic objectives. Beginning in 2018, we started paying bonuses for our named executive officers twice per year, with bonuses for first half and second half performance paid separately. In measuring bonus attainment, the Company weighs first-half performance as 40% of the total annual bonus amount, and weighs second-half performance as 60% of the total annual bonus amount. Our Compensation and Talent Committee determined our first half 2018 achievement to be 89.3% of certain specified targets and our full year 2018 achievement to be 70% of such targets. In 2018, Mr. Doyle's target bonus amount was 89% of base salary. Ms. O’Meara’s target bonus amount was 50% of base salary for January through May 2018 and 60% of base salary from June through December 2018 (due to a promotion), and was pro-rated accordingly. Mr. Gupta’s 2018 target bonus amount was 50% of base salary. As a result, and based upon its analysis of individual performance, including with respect to product launches and revenue targets, the Compensation and Talent Committee approved the following amounts for 2018: for Mr. Doyle: 52% of target bonus amount; for Ms. O’Meara: 93% of target bonus amount; and for Mr. Gupta: 88% of target bonus amount. In 2019, Mr. Doyle's target bonus amount was 100%

of base salary; Ms. O’Meara’s target bonus amount was 60% of base salary until July and 100% thereafter; Ms. Nolan Mangini's target bonus amount was 60% of base salary until July and 75% thereafter; Mr. Bondurant's target bonus amount was 30% of base salary until November and 60% thereafter; Ms. Kotchoubey's target bonus amount was 75% of base salary, prorated for a partial year; and Mr. Gupta’s target bonus amount was 50% of base salary. As a result, and based upon its analysis of individual performance, including with respect to the business goals set forth above in the CD&A, the Compensation and Talent Committee approved the following amounts for 2019: for Ms. O’Meara: 100% of target bonus amount; for Mr. Doyle: 0% of target bonus amount; for Ms. Nolan Mangini: 100% of target bonus amount; for Mr. Bondurant: 111.9% of target bonus amount; for Ms. Kotchoubey: 50.0% of target bonus amount; and for Mr. Gupta: 81.0% of target bonus amount. Mr. Doyle was not eligible for a bonus due to his resignation in July 2019.

(2) The amounts reported in the Option Awards and Stock Awards columns represent the grant date fair value and includes time-based and performance-based restricted stock units, as applicable, granted to the named executive officers during 2017, 2018 and 2019 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 15 to the audited consolidated financial statements included in the applicable Annual Report on Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may have been received by the named executive officers from the awards.

(3) Mr. Doyle resigned as chief executive officer and from our board on July 26, 2019.

(4) Ms. Nolan Mangini served as our chief financial officer until July 26, 2019. From July 26, 2019 she served as both chief financial officer and president until November 15, 2019. On November 15, 2019, she resigned as chief financial officer, but continued to serve as president. Ms. Nolan Mangini resigned as president effective February 29, 2020.

(5) Mr. Gupta resigned as Executive Vice President, Engineering in January 2020.

(6) Represents a retention bonus awarded to Ms. O'Meara in connection with her promotion to chief executive officer. The bonus is subject to full claw back if Ms. O’Meara leaves employment within 12 months from the date of her promotion to CEO.

(7) Represents payment of the second half of a one-time bonus awarded to Ms. O'Meara that was to be paid in two annual installments subject to her continued employment at Castlight, in connection with an arrangement approved by the Compensation Committee on in May 2016.

(8) Represents a retention bonus awarded to Ms. Nolan Mangini in connection with her promotion to president. The retention bonus was subject to full claw back if Ms. Nolan Mangini left employment less than six months from her promotion date.

(9) Represents a signing bonus awarded to Ms. Kotchoubey in connection with her appointment as chief operating officer.

(10) Represents a retention bonus earned and paid to Mr. Gupta during the year.

(11) Represents the target value of 1,058,656 time-based restricted stock unit awards and 689,656 performance-based restricted stock unit awards. See the 2019 Outstanding Equity at Fiscal-Year End Table below for details on the vesting terms of these awards. 50% of the performance-based restricted stock unit was earned in 2019, and the remaining 50% can still be earned in the future if the required metrics are achieved.

(12) Represents the target value of 500,000 time-based restricted stock unit awards, 50,000 performance-based restricted stock unit awards in which the employee could vest up to 150% of the granted shares based on performance (the "150% PSUs") and 100,000 performance-based restricted stock unit awards in which the employee could vest up to 100% of the granted shares based on performance (the "100% PSUs" and together with the 150% PSUs, the "PSUs"). The maximum achievable value of the 50,000 150% PSUs, assuming 150% attainment of the performance-based award target, was $277,500. It was subsequently determined that the performance threshold for the attainment of the 150% PSUs was not met; therefore the performance-based award was canceled and no value for that award was achieved. Based on separate performance metrics, the 100% PSUs were determined to have vested as follows: 17,500 (70% achievement) for the first quarter, 25,000 (100%

achievement) for the second quarter, 25,000 (100% achievement) for the third quarter and 25,000 (100% achievement) for the fourth quarter.
(13) Represents the target value of 519,000 time-based restricted stock unit awards and 519,000 performance-based restricted stock unit awards.

(14) Represents the target value of 380,000 time-based restricted stock unit awards and 160,000 performance-based restricted stock unit awards. The maximum achievable value of the performance-based restricted stock unit awards, assuming 150% attainment of the performance-based award target, was $864,000. It was subsequently determined that the performance threshold for the attainment of the performance-based award was not met; therefore, the performance-based award was canceled and no value for that award was achieved.

(15) Represents the target value of 300,000 performance-based restricted stock unit awards. The maximum achievable value of the performance-based restricted stock unit awards, assuming 150% attainment of the performance-based award target, was $1,620,000. It was subsequently determined that the performance threshold for the attainment of the performance-based award was not met; therefore, the performance-based award was canceled and no value for that award was achieved.

(16) Represents the target value of 326,691 time-based restricted stock unit awards. See the 2019 Outstanding Equity at Fiscal-Year End Table below for details on the vesting terms of these awards.

(17) Represents the target value of 782,793 time-based restricted stock unit awards and 206,897 performance-based restricted stock unit awards. See the 2019 Outstanding Equity at Fiscal-Year End Table below for details on the vesting terms of these awards.

(18) Represents the target value of 280,000 time-based restricted stock unit awards and 45,000 performance-based restricted stock unit awards. See the 2019 Outstanding Equity at Fiscal-Year End Table below for details on the vesting terms of these awards.

(19) Represents the target value of 100,000 time-based restricted stock unit awards and 100,000 performance-based restricted stock unit awards. The maximum achievable value of the performance-based award, assuming 150% attainment, was $495,000. It was subsequently determined that the performance threshold for the attainment of the performance-based award was not met; therefore the performance-based award was canceled and no value for that award was achieved.

(20) Represents the target value of 914,494 time-based restricted stock unit awards. See the 2019 Outstanding Equity at Fiscal-Year End Table below for details on the vesting terms of these awards.

(21) Represents the target value of 332,000 time-based restricted stock unit awards. See the 2019 Outstanding Equity at Fiscal-Year End Table below for details on the vesting terms of these awards.

(22) Represents the target value of 230,000 time-based restricted stock unit awards, 33,000 of the 150% PSUs and 100,000 of the 100% PSUs. The maximum achievable value of the 33,000 150% PSUs, assuming 150% attainment of the performance-based award target, was $183,150. It was subsequently determined that the performance threshold for the attainment of the 150% PSUs was not met; therefore the performance-based award was canceled and no value for that award was achieved. Based on separate performance metrics, the 100% PSUs were determined to have vested as follows: 17,500 (70% achievement) for the first quarter, 25,000 (100% achievement) for the second quarter, 25,000 (100% achievement) for the third quarter and 25,000 (100% achievement) for the fourth quarter.

(23) Represents contributions to the officer's 401(k) plan account of $5,600, long-term disability and short-term disability premiums of $1,189, club membership of $18 and travel awards worth $658.

(24) Represents contributions to the officer's 401(k) plan account of $5,500, President's Club travel of $2,677 and expense reimbursement of $61, long-term disability and short-term disability premiums of $959, cell phone allowance of $4,554, handset allowance of $929, $1,319 for subscriptions and travel awards worth $220.

(25) Represents contributions to the officer's 401(k) plan account of $4,183, President's Club travel of $671, long-term disability and short-term disability premiums of $729, $179 for reimbursement of third-party professional services and $2,883 for subscriptions.

(26) Represents contributions to the officer's 401(k) plan account of $4,695, President's Club travel of $870, long-term disability and short-term disability premiums of $1,060, membership dues of $147, and $1,493 for subscriptions, $34,355 for car service and travel awards worth $21.

(27) Represents contributions to the officer's 401(k) plan account of $2,000 and reimbursement of $329 for third-party professional services.

(28) Represents contributions to the officer's 401(k) plan account of $5,600, and long-term disability and short-term disability premiums of $896.

(29) Represents contributions to the officer's 401(k) plan account of $3,433, long-term disability and short-term disability premiums of $1,080, cell phone allowance of $1,560, dues worth $957, and $99 for subscriptions.

(30) Represents contributions to the officer's 401(k) plan account of $4,667, long-term disability and short-term disability premiums of $896, cell phone allowance of $1,170, handset allowance of $689, $128 for supplies and accessories.

(31) Represents reimbursement of $780 for cell phone allowance and $319 for handset allowance.

(32) Represents contributions to the officer's 401(k) plan account of $667, long-term disability and short-term disability premiums of $242, cell phone allowance of $88, club membership fees of $264, and travel awards worth $20.

(33) Represents contributions to the officer's 401(k) plan account of $5,600, long-term disability and short-term disability premiums of $1,068, cell phone allowance of $1,373 and travel awards worth $120.

(34) Represents contributions to the officer's 401(k) plan account of $5,500, long-term disability and short-term disability premiums of $916, travel awards worth $75, $1,319 for cell phone allowance and $1,000 for handset allowance.

2019 Grants of Plan Based Awards

The following table provides information regarding grants of incentive plan-based awards made to each of our named executive officers during fiscal 2019 under our 2014 Equity Incentive Plan.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)

Maeve O’Meara	Cash		—	317,712	—	—	—	—	—	—	—	—
	RSU(4)	4/5/2019	—	—	—	—	—	—	369,000	—	—	1,380,060
	RSU(4)	8/16/2019	—	—	—	—	—	—	689,656	—	—	1,000,001
	PSU(5)	8/16/2019	—	—	—	—	689,656	689,656	—	—	—	1,000,001
John Doyle(6)	Cash		—	179,680	—	—	—	—	—	—	—	—
	RSU(4)	4/5/2019	—	—	—	—	—	—	519,000	—	—	1,941,060
	PSU(5)	4/5/2019	—	—	—	—	519,000	—	—	—	—	1,615,000
Will Bondurant	Cash			102,750		—	—	—	—	—	—	—
	Option(7)	2/13/2019	—	—	—	—	—	—	—	10,000	3.22	17,851
	RSU(4)	2/13/2019	—	—	—	—	—	—	45,000	—	—	144,900
	RSU(4)	11/15/2019	—	—	—	—	—	—	281,691	—	—	400,001
	Option(7)	11/15/2019	—	—	—	—	—	—	—	250,074	1.42	194,983
	Option(7)	11/15/2019	—	—	—	—	—	—	—	6,446	1.42	5,026
Siobhan N. Mangini	Cash		—	258,000	—	—	—	—	—	—	—	—
	RSU(4)	4/5/2019	—	—	—	—	—	—	369,000	—	—	1,380,060
	RSU(4)	8/16/2019	—	—	—	—	—	—	413,793	—	—	600,000
	PSU(5)	8/16/2019	—	—	—	—	206,897	206,897	—	—	—	300,001
Neeraj Gupta	Cash			185,400		—	—	—	—	—	—	—
	RSU(4)	4/5/2019	—	—	—	—	—	—	332,000	—	—	1,241,680
Helen Kotchoubey	Cash		—	57,534	—	—	—	—	—	—	—	—
	RSU(8)	11/15/2019	—	—	—	—	—	—	739,437	—	—	1,050,001
	Option(9)	11/15/2019	—	—	—	—	—	—	—	281,688	1.42	220,393
	Option(9)	11/15/2019	—	—	—	—	—	—	—	1,060,406	1.42	829,662

(1) Reflects threshold, target, and maximum target bonus amounts for 2019 performance under the Bonus Plan, as described in “—Compensation Discussion and Analysis—Elements of the 2019 Executive Compensation Plan— Other Short-Term Awards in 2019.” These amounts do not necessarily correspond to the actual amounts that were received by our named executive officers. Mr. Bondurant’s and Ms. Kotchoubey’s threshold, target and maximum target bonus amounts for 2019 reflect their cash bonus opportunities following their respective appointments as Chief Financial Officer effective on November 15, 2019, and as Executive Vice President and Chief Operating Officer on October 23, 2019.

(2) Reflects target and maximum PSUs for 2019 performance under our long-term incentives, as described in “—Compensation Discussion and Analysis.” There are no thresholds for the PSUs . These amounts do not necessarily correspond to the actual amounts that were received by our named executive officers. The PSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control”.

(3) The amounts reported in this column represent the grant date fair value of each award as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in this column are set forth in Note 15 to the audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2019. Note that the amounts reported in these columns reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our named executive officers from the awards.

(4) The RSUs vest at a rate of 1/16th of the total number of RSUs upon each quarter year following the vesting commencement date. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(5) 50% of these PSUs will vest upon execution of a further agreement with Anthem and the other 50% vest upon execution of a new strategic partnership with a different health plan or industry partner. The PSUs have a two-year performance period, and both portions are subject to a minimum one-year vesting period ending August 16, 2020, even if one or more metrics are achieved before the first anniversary of the date of grant. We executed a further agreement with Anthem in 2019 and therefore 50% of the PSUs have been earned, subject to the vesting period. The PSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(6) Mr. Doyle’s employment ended effective July 26, 2019.

(7) The stock option vests at a rate of 1/16th of the total number of shares of Class B common stock underlying the stock options upon each quarter year following the vesting commencement date. The stock options are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(8) The RSUs vest (a) with respect to 25% of RSUs, on the one-year anniversary of the holder’s vesting commencement date, (b) with respect to the remaining RSUs, in 12 substantially equal installments upon the completion of each additional quarter year of service thereafter. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(9) The stock option vests (a) with respect to 25% of the underlying shares of Class B common stock on the one-year anniversary of the holder’s vesting commencement date, (b) with respect to the remaining underlying shares, in 12 substantially equal installments upon the completion of each additional quarter year of service thereafter. The stock options are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of the named executive officers, information regarding outstanding stock options and other equity awards held as of December 31, 2019. The stock options, RSUs and PSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

	Option Awards						Stock Awards
Name	Grant Date	Vesting Commencement Date	Option Awards - Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards - Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Awards - Option Exercise Price ($)	Option Awards - Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Maeve O'Meara	9/15/2010	(2)	8/2/2010	30,000	—	0.79	9/14/2020
	10/12/2011	(3)	8/16/2011	5,000	—	0.85	10/11/2021
	11/8/2012	(4)	11/8/2012	9,000	—	1.09	11/7/2022
	2/12/2013	(3)	11/1/2012	7,500	—	1.12	2/11/2023
	10/25/2013	(5)	10/23/2013	20,000	—	2.35	10/24/2023
	2/24/2016	(6)	2/24/2016	8,170	3,501	2.99	2/23/2026
	2/24/2016	(6)	2/24/2016	10,404	3,501	2.99	2/23/2026
	2/24/2016	(6)	2/24/2016	95,829	29,171	2.99	2/23/2026
	2/24/2016	(6)	2/24/2016	3,329	—	2.99	2/23/2026
	2/24/2016	(6)	2/24/2016	1,095	—	2.99	2/23/2026
	2/24/2016	(7)	2/16/2016					313	416
	5/16/2016	(8)	5/16/2016					125,000	166,250
	3/7/2017	(7)	2/16/2017					15,625	20,781
	3/16/2018	(9)	3/16/2018					112,500	149,625
	3/16/2018	(10)	3/16/2018					33,300	44,289
	6/11/2018	(9)	6/11/2018					125,000	166,250
	4/5/2019	(9)	2/16/2019					299,813	398,751
	8/16/2019	(9)	8/16/2019					646,553	859,915
	8/16/2019	(11)	8/16/2019							689,656	917,242
John C. Doyle	—
Will Bondurant	7/24/2013	(3)	4/15/2013	1,750	—	1.29	7/23/2023
	10/25/2013	(5)	10/23/2013	5,757	—	2.35	10/24/2023
	2/24/2016	(6)	2/24/2016	5,749	1,751	2.99	2/23/2026
	2/24/2016	(6)	2/24/2016	4,599	1,401	2.99	2/23/2026
	2/24/2016	(5)	2/24/2016	11,499	501	2.99	2/23/2026
	5/4/2017	(7)	5/16/2017					3,750	4,988
	8/22/2017	(7)	8/16/2017					8,750	11,638
	8/15/2018	(9)	8/16/2018					34,375	45,719
	8/15/2018	(9)	8/16/2018					13,750	18,288
	2/13/2019	(12)	2/16/2019	1,875	8,125	3.22	2/15/2029
	2/13/2019	(9)	2/16/2019					36,563	48,629
	11/15/2019	(12)	11/16/2019	—	250,074	1.42	11/15/2029
	11/15/2019	(12)	11/16/2019	—	6,446	1.42	11/15/2029
	11/15/2019	(9)	11/16/2019					281,691	374,649
Siobhan Nolan Mangini	6/8/2012	(3)	2/27/2012	10,500	—	1.08	6/7/2022
	7/24/2013	(3)	6/1/2013	17,500	—	1.29	7/23/2023
	10/25/2013	(5)	10/23/2013	20,167	—	2.35	10/24/2023
	2/24/2016	(6)	2/24/2016	7,666	2,334	2.99	2/23/2026
	2/24/2016	(7)	2/16/2016					1,875	2,494
	7/8/2016	(7)	8/16/2016					46,875	62,344
	3/7/2017	(7)	2/16/2017					31,250	41,562
	2/15/2018	(9)	2/15/2018					101,250	134,662
	2/15/2018	(10)	2/15/2018					33,300	44,289
	4/5/2019	(9)	2/16/2019					299,813	398,751
	8/16/2019	(9)	8/16/2019					387,931	515,948
	8/16/2019	(11)	8/16/2019							206,897	275,173
Neeraj Gupta	8/10/2016	(7)	8/16/2016					75,000	99,750
	3/7/2017	(7)	2/16/2017					15,625	20,781

	3/16/2018	(9)	3/16/2018					73,125	97,256
	3/16/2018	(10)	3/16/2018					16,666	22,166
	9/17/2018	(13)	9/17/2018					34,375	45,719
	4/5/2019	(9)	2/16/2019					269,750	358,767
Helen Kotchoubey	11/15/2019	(14)	11/16/2019	—	281,688	1.42	11/15/2029
	11/15/2019	(14)	11/16/2019	—	1,060,406	1.42	11/16/2019
	11/15/2019	(7)	11/16/2019					739,437	983,451

(1) Market value of the shares is based on the closing price of Class B common stock on December 31, 2019 of $1.33.
(2) This stock option vests (a) with respect to 25% of the underlying shares of Class B common stock on the one-year anniversary of the holder’s vesting commencement date, (b) with respect to the remaining underlying shares, in 36 substantially equal installments upon the completion of each additional month of service thereafter. The stock options are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”
(3) This stock option vests (a) with respect to 20% of the underlying shares of Class B common stock on the one-year anniversary of the holder’s vesting commencement date, (b) with respect to 20% of the underlying shares of Class B common stock thereafter, in 4 substantially equal installments upon the completion of each additional quarter year of service and (c) the remaining underlying shares, in 8 substantially equal installments upon the completion of each additional quarter year of service thereafter. The stock options are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”
(4) This stock option vests with respect to the underlying shares of Class B common stock in 8 substantially equal installments, commencing on the second-year anniversary of the holder's vesting commencement date, upon the completion of each quarter year of service thereafter. The stock options are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”
(5) This stock option vests in 48 substantially equal installments, each consisting of 2.083% of the underlying shares of Class B common stock upon the holder’s completion of each additional consecutive month of service thereafter.
(6) This stock option vests in 60 substantially equal installments, each consisting of 1.6667% of the underlying shares of Class B common stock upon the holder’s completion of each additional consecutive month of service thereafter.
(7) These RSUs vest (a) with respect to 25% of the underlying shares of Class B common stock on the one-year anniversary of the holder’s vesting commencement date, (b) with respect to the remaining underlying shares, in 12 substantially equal installments upon the completion of each additional quarter year of service thereafter.

(8) These RSUs vest in full on the four-year anniversary of the holder’s vesting commencement date.
(9) These RSUs vest in 16 substantially equal installments, each consisting of 6.25% of the underlying shares of Class B common stock upon the holder’s completion of each quarter year of service following the holder’s vesting commencement date.
(10) These RSUs vest in 3 substantially equal installments, each consisting of 33.3% of the underlying shares of Class B common stock upon the holder’s completion of each year of service following the holder’s vesting commencement date.
(11) 50% of these PSUs will vest upon execution of a further agreement with Anthem and the other 50% vest upon execution of a new strategic partnership with a different health plan or industry partner. The PSUs have a two-year performance period, and both portions are subject to a minimum one-year vesting period ending August 16, 2020, even if one or more metrics are achieved before the first anniversary of the date of grant.

(12) This stock option vests in 16 substantially equal installments, each consisting of 6.25% of the underlying shares of Class B common stock upon the holder’s completion of each quarter year of service following the holder’s vesting commencement date.

(13) These RSUs (a) vested with respect to 6.25% of the underlying shares of Class B common stock on November 16, 2018 and (b) will vest in 16 substantially equal installments upon the holder’s completion of each quarter year of service following the holder’s vesting commencement date.

(14) This stock option vests (a) with respect to 25% of the underlying shares of Class B common stock on the one-year anniversary of the holder’s vesting commencement date, (b) with respect to the remaining underlying shares, in 12 substantially equal installments upon the completion of each additional quarter year of service thereafter.

2019 Option Exercises and Stock Vested at Fiscal Year End

The following table summarizes the value realized by our named executive officers on option awards exercised and stock vested during fiscal 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Maeve O’Meara	—	—	379,465	930,380
John Doyle	870,000	461,100	149,562	518,301
Will Bondurant	—	—	41,626	106,166
Siobhan N. Mangini	—	—	284,599	612,054
Neeraj Gupta	—	—	286,417	713,145
Helen Kotchoubey	—	—	—	—

(1) The value realized on the shares acquired is the fair market value of the shares on the date of exercise, which was the closing price of our Class B common stock on such date as traded on the New York Stock Exchange (“NYSE”), less the exercise price for the stock option award.

(2) Amounts reflect the vesting of RSUs and PSUs.

(3) The value realized on the shares acquired is the fair market value of the shares on the date of vesting, which was the closing price of our Class B common stock on such date as traded on the NYSE.

Employment Arrangements
We entered into employment offer letters with each of Ms. O'Meara, Mr. Doyle, Mr. Bondurant, Ms. Nolan Mangini, Mr. Gupta and Ms. Kotchoubey in connection with their respective commencement dates of employment. Each of these offer letters was negotiated on our behalf by our CEO, with the oversight and approval of our Board of Directors and our Compensation and Talent Committee.
Typically, these arrangements provided for at-will employment and included the named executive officer’s initial base salary, a discretionary annual incentive bonus opportunity, and standard employee benefit plan participation. These arrangements also provided for a recommended stock option grant to be submitted to our Compensation and Talent Committee, for approval, with an exercise price, in the case of stock options, equal to the fair market value of our common stock on the date of grant and subject to our specified vesting requirements. These offers of employment were each subject to execution of our standard confidential information and invention assignment agreement.

In connection with her resignation as President, we also entered into an agreement with Ms. Nolan Mangini on February 28, 2020 (the “Advisor Agreement”), which provided that she would continue to provide certain services to us as an independent contractor from March 1, 2020 to August 31, 2020. Under the Advisor Agreement, Ms. Nolan Mangini is eligible for continuation of health coverage and her outstanding equity awards continue to vest until August 31, 2020.
Potential Payments upon Termination or Change in Control
We have provided certain severance benefits to our named executive officers in order to promote stability and continuity of our senior management with the intent to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change in control of the Company. The severance benefits were established following a review of comparable practices at the Company’s peer companies and with the advice of the Compensation and Talent Committee’s independent compensation consultant.

Our outstanding stock option and restricted stock unit award agreements for our named executive officers include a “double trigger” provision for the acceleration of vesting of unvested awards upon a termination by us without cause or by the executive for good reason within three months before, or 12 months following, a change in control.

We have also entered into Executive Severance Agreements with each our named executive officers, provided that the agreements for Ms. Nolan Mangini, Mr. Gupta and Mr. Doyle are no longer applicable following each such executive’s resignation. However, the Executive Severance Agreements applied to each of our named executive officers, other than Mr. Doyle, as of December 31, 2019.

The Executive Severance Agreements provide our named executive officers with the following benefits upon a qualifying termination, which means a termination by us without cause or a termination by the executive for good reason (as such terms are defined in the Executive Severance Agreements), outside of a change in control (as such term is defined in the Executive Severance Agreement) in exchange for a customary release of claims: (i) a lump sum severance payment of 12 months of base salary to our Chief Executive Officer and our former President and up to 9 months to our other executive officers, including our other named executive officers, and (ii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months to our Chief Executive Officer and our President and up to 9 months to other executive officers, including our other named executive officers.

If the executive officer is subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, the Executive Severance Agreements provide the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment of 24 months of base salary to our Chief Executive Officer and our former President and up to 18 months to other executive officers, including our other named executive officers, (ii) 100% acceleration of any then-unvested equity awards for executive officers, including our named executive officers, and (iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 24 months to our Chief Executive Officer and our former President and up to 18 months to other executive officers, including our other named executive officers. Each retention agreement is in effect for three years, with automatic three-year renewals unless we give notice to the executive officer three months prior to expiration.

The benefits under the Executive Severance Agreement supersede all other cash severance and vesting acceleration arrangements that the executives may have been entitled to, except for any acceleration under the any applicable equity documentation. The table below summarizes the benefits provided to our executive officers, including our named executive officers, under the Executive Severance Agreements.

Employment Termination Scenario	CEO	COO / President / EVP (includes all NEOs other than CEO)	SVP
Qualifying Termination	•12 months base salary •12 months benefits continuation	•Prior to 1 year of service completed – 6 months base salary only •After 1 year of service completed – 9 months base salary only and 9 months benefits continuation	•Prior to 1 year of service completed—3 months base salary only •After 1 year of service completed—6 months base salary only and 6 months benefits continuation
Qualifying Termination In Connection with a Change-In-Control	•Protection period commencing 3 months prior to and ending 12 months following a change-in-control •24 months base salary only •24 months of benefits continuation •Full vesting acceleration	•Protection period commencing 3 months prior to and ending 12 months following a change-in-control •18 months base salary only •18 months of benefits continuation •Full vesting acceleration	•Protection period commencing 3 months prior to and ending 12 months following a change-in-control •12 months base salary only •12 months of benefits continuation •Full vesting acceleration

In addition, under the terms of our 2008 Stock Incentive Plan and our 2014 Equity Incentive Plan, and the Jiff, Inc. 2010 Stock Plan each named executive officer who is terminated other than for cause may exercise any previously-vested stock options that he or she held at the time of termination for a period of three months following the termination date. If a named executive officer is terminated for cause, all stock options held by such officer terminate as of the date of termination. For more information about the named executive officers’ outstanding equity awards as of December 31, 2019, see “2019 Outstanding Equity Awards at Fiscal Year-End Table” above.

The table below provides the estimated value of the benefits that our named executive officers would receive upon a qualifying termination and, as applicable, a change in control, in each case occurring on December 31, 2019.

	Upon Qualifying Termination – No Change in Control				Upon Qualifying Termination – Change in Control
Name	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)
Maeve O’Meara	450,000	7,092	—	457,092	900,000	14,184	2,723,521	3,637,705
John C. Doyle(3)	—	—	—	—	—	—	—	—
Will Bondurant	150,000	3,546	—	153,546	300,000	7,092	503,909	811,001
Siobhan Nolan Mangini	300,000	9,873	—	309,873	600,000	19,746	1,489,839	2,109,585
Helen Kotchoubey	200,000	—	—	200,000	600,000	10,638	983,451	1,594,089
Neeraj Gupta	278,100	5,319	—	283,419	556,200	10,638	644,440	1,211,278

(1) The severance amount related to base salary was determined based on the base salaries in effect on December 31, 2019.

(2) The value of accelerated vesting is calculated based on the per share closing price of our Class B common stock on the New York Stock Exchange as of December 31, 2019 ($1.33) less, if applicable, the exercise price of each outstanding stock option. Accelerated vesting occurs only in the event of a qualifying termination during a change in control period.
(3) Mr. Doyle's employment ended in July 2019 and he did not receive severance in connection with his termination of employment.
Securities Authorized for Issuance under Equity Compensation Plans
The following table includes information as of December 31, 2019 for our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders	18,823,617 (1)	$1.94	(2)	8,974,814 (3)
Equity compensation plans not approved by security holders	N/A	N/A		N/A
Total	18,823,617	$1.94		8,974,814

(1) Includes 11,615,884 shares subject to outstanding restricted stock units.
(2) The weighted average exercise price relates solely to outstanding stock option shares since shares subject to restricted stock units have no exercise price.
(3) Includes 6,000,000 shares of common stock that remain available for purchase under the 2014 Employee Stock Purchase Plan, for which the Company had not yet commenced an initial purchasing period, and 2,974,814 shares of common stock that remain available for issuance under our 2014 Equity Incentive Plan. Additionally, our 2014 Equity Incentive Plan provides for annual increases in the number of shares available for issuance under it on January 1 of each of the calendar years during the term of the Plan by 5% of the number of shares of common stock issued and outstanding on each December 31 of the immediately prior year or such lesser amount determined by our Board of Directors. Similarly, our 2014 Employee Stock Purchase Plan provides for automatic annual increases in the number of shares available for issuance under it on January 1 of each of the calendar years during the term of the Plan by 1% of the number of shares of common stock issued and outstanding on each December 31 of the immediately prior year or such lesser amount determined by the Board of Directors. Because we have not commenced our initial purchasing period, no increases have occurred.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation,” the following is a description of transactions since January 1, 2019 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest or such other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, which we collectively refer to as related parties.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our bylaws require us to indemnify our directors to the fullest extent not prohibited by DGCL. Subject to certain limitations, our bylaws also require us to advance expenses incurred by our directors and officers.
Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors
Ritu Agrawal, spouse to Neeraj Gupta, our Former Executive Vice President, Engineering, has been employed by us since 2016. She currently serves as Senior Data Analyst. During 2019, Ms. Agrawal received total compensation of $169,202.

Review, Approval or Ratification of Transactions with Related Parties
The charter of our Audit Committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our Audit Committee. The Audit Committee has adopted a related party transactions policy to set forth the procedures for the identification, review, consideration and approval or ratification of these transactions.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Castlight under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Castlight specifically incorporates it by reference.
The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the year ended December 31, 2019. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Castlight.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Ed Park, Chair
Michael Eberhard
David B. Singer

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting
Castlight’s bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Castlight Health, Inc., 150 Spear Street, Suite 400, San Francisco, California 94105, Attn: Corporate Secretary.
To be timely for the 2021 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Castlight not earlier than 5:00 p.m. Pacific Time on February 18, 2021 and not later than 5:00 p.m. Pacific Time on March 20, 2021. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Castlight’s bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2021 annual meeting must be received by us not later than December 25, 2020 in order to be considered for inclusion in our proxy materials for that meeting.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers during fiscal 2019, we believe that all Section 16(a) filing requirements were timely met in fiscal 2019, except for a Form 4 filed for Neeraj Gupta on March 5, 2019 covering one transaction on March 1, 2019.

Available Information
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations
Castlight Health, Inc.
150 Spear Street, Suite 400
San Francisco, California 94105
The Annual Report is also available on the Investor Relations section of our website, which is located at http://ir.castlighthealth.com/investor-relations/investors-overview/ on the financial information tab.

“Householding” - Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the brokers from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their brokers.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call our Investor Relations department at 150 Spear Street, Suite 400, San Francisco, California 94105, Attn: Investor Relations, telephone number (415) 829-1680.
Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

STOCKHOLDER COMMUNICATIONS
Any interested party wishing to communicate with our Board of Directors may write to our Board of Directors at Castlight Health, Inc., 150 Spear Street, Suite 400, San Francisco, California 94105. Our Corporate Secretary will forward these letters and emails directly to our Board of Directors. Interested parties may indicate in their letters and email messages if their communication is intended to be provided to certain director(s) only. We reserve the right not to forward to our Board of Directors any abusive, threatening or otherwise inappropriate materials.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Appendix A

CERTIFICATE OF AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION OF
CASTLIGHT HEALTH, INC.

Castlight Health, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The name of the corporation is Castlight Health, Inc.. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on January 31, 2008, under the name Maria Health, Inc.

SECOND: The Amendment of the Restated Certificate of Incorporation of the Corporation in substantially the form set forth in the following resolution has been duly adopted in accordance with the provisions of Sections 211 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation:

RESOLVED, that, effective as of 4:01 p.m. Eastern Time on [ ], 20[ ] (the “Effective Time”), the Restated Certificate of Incorporation as presently in effect be, and the same hereby is, amended such that the first sentence of Article IV is deleted and replaced with the following:

“1. Total Authorized. The total number of shares of all classes of stock that the Corporation has authority to issue is [ ] shares, consisting of: [ ] shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), [ ] shares of Class B Common Stock, $0.0001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) and 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

RESOLVED, that, effective as the Effective Time, the Restated Certificate of Incorporation as presently in effect be, and the same hereby is, amended to add the following two paragraphs to precede the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation:

“Contingent and effective as of 4:01 p.m. Eastern Time on [ ], 20[ ], (i) each [ ] ([ ]) shares of the Corporation’s Class A Common Stock issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Class A Common Stock of the Corporation and (ii) each [ ] ([ ]) shares of the Corporation's Class B Common Stock issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Class B Common Stock of the Corporation (the “Reverse Split”). No fractional shares of Class A Common Stock or Class B Common Stock shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. The Corporation will pay in cash the fair value of such fractional shares, without interest and as determined in good faith by the Board of Directors of the Corporation when those entitled to receive such fractional shares are determined.

The Reverse Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares have been surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock or Class B Common Stock issuable as a result of the Reverse Split unless the existing certificates evidencing the applicable shares of stock prior to the Reverse Split are either delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

THIRD: This Certificate of Amendment of the Restated Certificate of Incorporation so adopted (i) shall be effective as of 4:01 p.m. Eastern Time on [ ], 20[ ], (ii) reads in full as set forth above and (iii) is hereby incorporated herein by this reference. All other provisions of the Restated Certificate of Incorporation remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this [ ]th day of [ ], 20[ ].

CASTLIGHT HEALTH, INC.

By:

ANNUAL MEETING OF STOCKHOLDERS OF

CASTLIGHT HEALTH, INC.

June 3, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18865/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330304030000001000 8 060320

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2, 3 AND 5, AND FOR "1 YEAR" ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

○ Michael Eberhard	Class III director
○ David Ebersman	Class III director
○ Maeve O'Meara	Class III director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CASTLIGHT HEALTH, INC.

June 3, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18865/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330304030000001000 8 060320

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2, 3 AND 5, AND FOR "1 YEAR" ON PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
○ Michael Eberhard — Class III director
○ David Ebersman — Class III director
○ Maeve O'Meara — Class III director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CASTLIGHT HEALTH, INC.

Proxy for Annual Meeting of Stockholders on June 3, 2020

Solicited on Behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Maeve O'Meara, Alex Shvartsman and Will Bondurant, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of CASTLIGHT HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 AM, PDT on 6/3/2020 at the company's offices at 150 Spear Street, Suite 400, San Francisco, CA 94105, and any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

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